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                                                                    EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger dated as of November 14, 1997 is among WSMP, Inc., a North Carolina corporation ("WSMP"), Sagebrush, Inc., a North Carolina corporation ("Sagebrush"), WSMP Acquisition, Inc., a North Carolina corporation and wholly-owned subsidiary of WSMP ("Sub"; Sagebrush and Sub being the "Constituent Corporations"), and Messrs. L. Dent Miller ("Miller") and Charles F. Connor, Jr. ("Connor"; Miller and Connor being the "Sagebrush Shareholders").

         WHEREAS, the parties hereto consider it advisable and in the best interests of the Constituent Corporations and WSMP, and in the best interests of the shareholders of Sagebrush and of WSMP, that the businesses of Sagebrush and WSMP be combined through a merger (the "Merger") of Sub with and into Sagebrush on the terms and conditions set forth in this Agreement (Sub and Sagebrush, after the Merger, being the "Surviving Subsidiary").

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         As used in this Agreement, the terms identified in this Article shall have the meanings indicated.

         1.1 Affiliate: When used with respect to a Person, an "Affiliate" of that Person is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person, within the meaning of Rule 144(a)(1) under the Securities Act.

         1.2 Affiliate Agreement: That certain agreement between WSMP and each of the several Persons referred to in Sections 6.11 and 7.2(i) substantially in the form attached hereto as Exhibit 1.2.

         1.3 Agreement: This Agreement and Plan of Merger, including the Exhibits hereto.

         1.4 Audited Financial Statements: The combined or consolidated balance sheets, income statements, statements of shareholders' equity and statements of cash flows as at December 30, 1994, December 29, 1995 and January 3, 1997 and for the fiscal years then ended, in the case of Sagebrush, and as at February 24, 1995, February 23, 1996 and February 28, 1997 and for the fiscal years then ended, in the case of WSMP, in each instance as reported on by Auditors and included in the Sagebrush SEC Reports or the WSMP SEC Reports, respectively.

         1.5 Auditors: With respect to each of WSMP and Sagebrush, Deloitte & Touche LLP, independent certified public accountants, in each case currently retained for the purpose of auditing financial statements of such party.


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         1.6 Closing: The consummation of the Merger, as provided in Article VII hereof.

         1.7 Closing Date: The date upon which the Closing occurs.

         1.8 Code: The Internal Revenue Code of 1986, as amended to the date as of which any reference thereto is relevant under this Agreement.

         1.9 Consulting and Noncompete Agreement: That certain agreement between WSMP and Charles F. Connor, Jr. in the form attached hereto as Exhibit 1.9.

         1.10 Counsel to WSMP: Simpson Aycock, P.A., 204 East McDowell Street, Morganton, North Carolina 28655.

         1.11 Counsel to Sagebrush: Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202-4006.

         1.12 Employment and Noncompete Agreement: That certain agreement between WSMP and L. Dent Miller in the form attached hereto as Exhibit 1.12.

         1.13 ERISA: The Employee Retirement Income Security Act of 1974, as amended to the date as of which any reference thereto is relevant under this Agreement.

         1.14 Exchange Act: The Securities Exchange Act of 1934, as amended to the date as of which any reference thereto is relevant under this Agreement.

         1.15 Exchange Ratio: See the definition of "Merger Consideration" below.

         1.16 Financial Advisor to WSMP: Pauli & Company Incorporated, 7773 Forsyth Boulevard, St. Louis, Missouri 63105-1817.

         1.17 Financial Advisor to Sagebrush: Interstate/Johnson Lane Corporation, Interstate Tower, Charlotte, North Carolina 28201.

         1.18 GAAP: Generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references herein to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

         1.19 IRS: The Internal Revenue Service.



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         1.20 Joint Proxy Statement: A proxy statement of WSMP and of Sagebrush, designed to comply with Regulation 14A under the Exchange Act, prepared jointly for use by WSMP in soliciting proxies to approve issuance of the Merger Consideration in the Merger as contemplated by Section 5.1 of this Agreement and for use by Sagebrush in soliciting proxies to approve this Agreement and the transactions contemplated hereby, including the Merger, as contemplated by
Section 6.1 of this Agreement. The Joint Proxy Statement will be combined with, and constitute a part of, the Registration Statement.

         1.21 Lien: Any lien, mortgage, security interest, pledge, charge, claim, reservation or other encumbrance of any kind.

         1.22 Material Adverse Change: With respect to a Person, a material adverse change in the business, condition (financial or otherwise), operations or prospects of such Person.

         1.23 Material Adverse Effect: With respect to a Person, a material adverse effect on the business, condition (financial or otherwise), operations or prospects of such Person.

         1.24 Merger Consideration: 0.3214 share of WSMP Common Stock, subject to adjustment as provided in Section 2.11 of this Agreement, to be paid in the Merger in exchange for each outstanding share of Sagebrush Common Stock. Such ratio of 0.3214 shares of WSMP Common Stock per 1.0000 share of Sagebrush Common Stock, as the same may be adjusted, is referred to herein as the "Exchange Ratio."


         1.25 NASD: The National Association of Securities Dealers, Inc.

         1.26 NASDAQ: The National Association of Securities Dealers, Inc. Automated Quotation system.


         1.27 NCBCA: The North Carolina Business Corporation Act, as amended to the date as of which any reference thereto is relevant under this agreement.

         1.28 Per Share Cash Amount: The Exchange Ratio multiplied by the fair market value of one share of WSMP Common Stock, determined conclusively by WSMP (absent manifest error) by reference to the last sale price reported by NASDAQ for the WSMP Common Stock for the Trading Day (as defined in Section 2.11(b) of this Agreement) concluded most recently prior to the Effective Time.

         1.29 Person: An individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization, a government or a political subdivision thereof.


         1.30 Prospectus: The prospectus relating to the Registration Statement, in the form used in connection with any "offer," "offer to sell," "offer for sale" or "sale" of WSMP Common Stock, including any and all documents incorporated therein by reference, as amended and supplemented from time to time. The Prospectus will be combined with the Joint Proxy Statement.



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     1.31 Registration Statement: A registration statement of WSMP on Form S-4 under the Securities Act, prepared by WSMP to cover the offer and sale, in the Merger, of WSMP Common Stock to holders of Sagebrush Common Stock as contemplated by Rule 145(a)(2) under the Securities Act. WSMP shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act for the purpose of resale of any WSMP Common Stock by any such person. The Registration Statement will be combined with the Joint Proxy Statement.

     1.32 Required Sagebrush Consents: the consent of (a) Peoples Bank under each of the following promissory notes issued by Sagebrush and Sagebrush of North Carolina, LLC in favor of Peoples Bank; (i) $3,000,000 promissory note dated January 31, 1997, (ii) $850,000 promissory note dated January 31, 1997,
(iii) $850,000 promissory note dated May 14, 1997 and (iv) $850,000 promissory note dated September 10, 1997 and (b) Roslyn Farm Associates, L.P. under the Lease with Sagebrush dated April 8, 1996.

     1.33 Required WSMP Consents: (a) the consent of National Bank of Canada under a certain Financing and Security Agreement with WSMP dated as of November 22, 1996; (b) the consent of First Century Bank under a certain Note and a certain Security Agreement with WSMP each dated December 31, 1996; (c) the consent of SouthTrust Bank of North Carolina under a certain Loan Agreement with WSMP dated as of January 19, 1997, as amended as of January 17, 1997; and
(d) the consent of NationsBank, N.A. under a certain Reimbursement Agreement dated June 1, 1997.

     1.34 Sagebrush Balance Sheet: The most recent balance sheet included in the Audited Financial Statements of Sagebrush.

     1.35 Sagebrush Common Stock: The Common Stock of Sagebrush.

     1.36 Sagebrush Disclosure Document: The document delivered by Sagebrush to WSMP at or prior to the date of this Agreement (and the receipt of which is hereby acknowledged), containing certain disclosures regarding Sagebrush as described in Articles IV and VI hereof.

     1.37 Sagebrush Facilities: All automobiles, warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures and improvements owned or leased by Sagebrush or otherwise used by Sagebrush in connection with the operation of its business or leased or subleased by Sagebrush to others.

     1.38 Sagebrush Option: An option to purchase Sagebrush Common Stock granted by Sagebrush under the Sagebrush Option Plan.

     1.39 Sagebrush Option Plan: The 1995 Stock Option Plan of Sagebrush, as in effect and on file with the SEC on the date hereof.

     1.40 Sagebrush SEC Report: A document filed by Sagebrush with the SEC pursuant to the Exchange Act and referred to in clause (b), (c) or (d) of
Section 4.7 of this Agreement.


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     1.41 SEC: The Securities and Exchange Commission.

     1.42 Securities Act: The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant under this Agreement.

     1.43 Subsidiary: With respect to any Person, a second Person of which fifty percent or more of the effective voting power, or the effective power to elect a majority of the Board of Directors or similar governing body, or fifty percent or more of the equity interest, is owned by the first Person, directly or indirectly.

     1.44 Sub Common Stock: The Common Stock of Sub.

     1.45 Takeover Laws: Any and all "moratorium," "control share," "fair price," "business combination" and other anti-takeover laws of the State of North Carolina, including Articles 9 and 9A of the NCBCA.

     1.46 WSMP Balance Sheet: The most recent consolidated balance sheet included in the Audited Financial Statements of WSMP.

     1.47 WSMP Common Stock: The Common Stock of WSMP.

     1.48 WSMP Disclosure Document: The document delivered by WSMP to Sagebrush at or prior to the date of this Agreement (and the receipt of which is hereby acknowledged), containing certain disclosures regarding WSMP as described in
Article III hereof.

     1.49 WSMP Facilities: All automobiles, warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures and improvements owned or leased by WSMP or otherwise used by WSMP in connection with the operation of its business or leased or subleased by WSMP to others.

     1.50 WSMP SEC Report: A document filed by WSMP with the SEC pursuant to the Exchange Act and referred to in clause (b), (c) or (d) of Section 3.7 of this Agreement.

                                   ARTICLE II
                                   THE MERGER

     2.1 The Merger. At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement and the NCBCA, Sub shall be merged with and into Sagebrush. As soon as practicable after satisfaction or waiver of the conditions set forth in Article VII, WSMP, Sub and Sagebrush will effect the Merger by causing to be filed Articles of Merger (substantially in the form attached hereto as Exhibit 2.1), prepared as prescribed in Section 55-11-05 of the NCBCA, with the Secretary of State of the State of North Carolina. The Plan of Merger, which is a part of the Articles of Merger, is incorporated herein by reference, and adoption of this Agreement by the Board of Directors of the Constituent Corporations and approval by the shareholders of the


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Constituent Corporations shall, among other things, constitute adoption and approval of the Plan of Merger. The Merger shall become effective at the time of such filing or at such later time as may be specified in such Articles of Merger with the prior written consent of WSMP, Sub and Sagebrush (the time the Merger becomes effective being referred to in this Agreement as the "Effective Time"). Promptly following the Effective Time, the parties will make all such other filings and recordings, if any, as may be required by the NCBCA in furtherance of the Merger. Sagebrush shall be the surviving corporation in he Berger, and all its purpose, objects, rights, privileges, powers and franchises shall continue unaffected and written unimpaired by the Merger.

     2.2 Charter of Sagebrush. (a) At the Effective Time, by virtue of the Merger, Article 2 of the Amended and Restated Articles of Incorporation of Sagebrush shall be amended to read in full as follows: "ARTICLE 2: The total number of shares of stock that the Corporation shall be authorized to issue is 1,000 shares of Common Stock of no par value."

     (b) The Amended and Restated Articles of Incorporation of Sagebrush as in effect immediately prior to the Effective Time, amended as provided in subsection (a), shall be the articles of incorporation of the Surviving Subsidiary unless and until amended in the manner provided by law and by such Amended and Restated Articles of Incorporation.

     2.3 Bylaws of Sagebrush. The Bylaws of Sagebrush as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Subsidiary by virtue of the Merger unless and until amended or repealed in the manner provided by law, by the articles of incorporation of the Surviving Subsidiary and by such Bylaws.

     2.4 Directors and Officers. At and after the Effective Time, the directors of WSMP at the Effective Time shall be the directors of the Surviving Subsidiary. At and after the Effective Time, the officers of the Surviving Subsidiary shall be as follows: L. Dent Miller, President; James C. Richardson, Jr., Vice President and Assistant Secretary; David R. Clark, Vice President and Assistant Secretary; and Matthew V. Hollifield, Treasurer and Secretary.

     2.5. Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Sagebrush Common Stock or the holder of any share of Sub Common Stock:

     (a) Each issued and outstanding share of Sub Common Stock shall be converted into one share of common stock of the Surviving Subsidiary, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Subsidiary.

     (b) Each issued and outstanding share of Sagebrush Common Stock (other than any share as to which dissenter's appraisal rights have been perfected pursuant to Article 13 of the NCBCA) shall be converted into the right to receive Merger Consideration. Each share of WSMP Common Stock issued in the Merger shall be issued together with one Preferred Stock Purchase Right (each, a "Preferred Stock Purchase Right") in accordance with the terms and conditions of the Rights Agreement dated as of September 2, 1997 between WSMP and American Stock Transfer & Trust

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Company, as amended to the date of this Agreement (the "Rights Agreement"). Each reference in this Agreement to the shares of WSMP Common stock issuable as Merger Consideration shall be deemed to include a reference to the Preferred Stock Purchase Right associated therewith.

     (c) Form and after the Effective Time, the holders of certificates theretofore representing Sagebrush Common Stock shall cease to have any rights with respect thereto (other than dissenter's rights to the extent applicable pursuant to Article 13 of the NCBCA); their sole right shall be to receive Merger consideration pursuant to subsection (b) and, if applicable, cash in lieu of fractional shares pursuant to Section 2.6.

     2.6 Fractional Shares. All fractions of a share WSMP Common Stock to which a holder of Sagebrush Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated. If a fraction results from such aggregation, then such shareholder shall be entitled, after the later of the Effective Time and the surrender of such shareholder's certificate or certificates that represented such Sagebrush Common Stock, to receive from WSMP an amount in cash, without interest, in lieu of such fractional share of WSMP Common Stock equal to the product of such fraction and the Per Share Cash Amount.

     2.7 Surrender and Payment. At the Effective Time the stock transfer books of Sagebrush shall be closed, and no transfer of any share of Sagebrush Common Stock theretofore outstanding shall thereafter be made. As soon as practicable after the Effective Time, each holder of Sagebrush Common Stock converted pursuant to Section 2.5(b), upon surrender, for cancellation, to an exchange agent designated by WSMP, subject to the approval of Sagebrush (such approval not to be withheld or delayed unreasonaly), prior to the Merger (the "Exchange Agent"), of one or more certificates previously representing Sagebrush Common Stock, will be entitled to receive (i) certificates representing Merger Consideration, as provided in Section 2.5(c), and (ii) a check for the applicable cash amount, if any, as provided in Section 2.6, in each case in respect of the aggregate number of shares of Sagebrush Common Stock previously represented by the certificate or certificates surrendered and promptly canceled after receipt thereof by the Exchange Agent. As promptly as practicable after the Closing Date, WSMP shall cause the Exchange Agent to deliver or mail to each shareholder of Sagebrush a letter of transmittal and instructions for use in surrendering, in exchange for Merger consideration, the certificates that immediately prior to the Effective Time represented shares of Sagebrush Common Stock. Upon the surrender of such certificates, together with such letter of transmittal and such other documents as may reasonably be requested, WSMP shall promptly cause the Merger Consideration to be issued and delivered to the persons entitled therto. No dividend or other distribution payable following the Closing with respect to shares of WSMP Common Stock to be recieved as Merger Consideration shall be paid, and there shall be no right to vote such shares of WSMP Common Stock, until the Sagebrush shareholder has tendered the certificate or certificates representing shares of Sagebrush Common Stock to be exchanged for Merger Consideration, it being understood, however, that such tender when made shall relate back to the Effective Time for the purposes of any rights to receive dividends and other distributions with respect to WSMP Common Stock distributable to holders of record after the Effective Time. No interest will be paid or acccrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Sagebrush Common Stock or on




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dividends or other distributions deferred as described in the immediately preceding sentence. With respect to any certificate for Sagebrush Common Stock that has been lost or destroyed, WSMP shall cause the Merger Consideration attributable to such certificate to be paid upon receipt of evidence and indemnity reasonably satisfactory to it of the shares represented thereby.

     2.8 Conversion of Sagebrush Options. (a) At the Effective Time each Sagebrush Option then outstanding, whether or not then exercisable, shall be converted into and shall become a right to purchase WSMP Common Stock, and WSMP shall assume each Sagebrush Option in accordance with the terms of the Sagebrush Option Plan and the terms of the agreement by which the Sagebrush Option is evidenced, except that from and after the Effective Time: (i) WSMP and the Compensation Committee of its Board of Directors shall be substituted for Sagebrush and the committee of its Board of Directors (including, if applicable, the entire Board of directors of Sagebrush) administering the Sagebrush Option Plan and the Sagebrush Options; (ii) each Sagebrush Option assumed by WSMP may be exercised solely for shares of WSMP Common Stock; (iii) the number of shares of WSMP Common Stock subject to each such Sagebrush Option shall be the number of whole shares of WSMP Common Stock (omitting any fractional share) determined by multiplying the number of shares of Sagebrush Common Stock subject to such Sagebrush Option immediately prior to the Effective Time (without regard to any limitations imposed by vesting schedules) by the Exchange Ratio, and (iv) the per share exercise price under each such Sagebrush Option shall be adjusted by dividing such exercise price by the Exchange Ratio and rounding up to the nearest cent. In addition, and notwithstanding clauses (iii) and (iv) of the first sentence of this subsection
(a), each Sagebrush Option that is an "incentive stock option: shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Sagebrush and WSMP agree to take all necessary steps to effectuate the foregoing provisions of this subsection (a).

     (b) As soon as practicable after the Effective Time, WSMP shall deliver to the holders of Sagebrush Options an appropriate notice setting forth their rights pursuant thereto, and the grants pursuant to the Sagebrush Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.8(a) after giving effect to the Merger), and WSMP shall comply with the terms of Sagebrush Option Plan to ensure, to the extent required by, and subject to the provisions of, the Sagebrush Option Plan, that Sagebrush Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, WSMP shall take all corporate action necessary to reserve for issuance sufficient shares of WSMP Common Stock for delivery upon exercise of the Sagebrush Options assumed by it in accordance with this Section 2.8.

     (c) As soon as practicable after the Closing Date, WSMP shall file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) covering the shares of WSMP Common Stock issuable upon exercise of the Sagebrush Options and shall use its best efforts to maintain the effectiveness of such registration statement (and to maintain compliance of the prospectus or prospectuses contained therein with subsections (a) and (c) of
Section 10 of the Securities Act) for so long as any Sagebrush Options remain outstanding. With respect to any individuals who become subject to the reporting requirements of Section 16(a) of the Exchange Act


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by virtue of the Merger, WSMP shall administer the Sagebrush Option Plan assumed pursuant to this Section 2.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act. The obligations in this Section 2.8 of WSMP to file a registration statement and to maintain its effectiveness shall inure to the benefit of all those persons who hold Sagebrush Options on the Closing Date and, thereafter, shall be enforceable directly by them.

     2.9 Dissenting Shares. Any Sagebrush shareholder who shall have lawfully dissented from the Merger in accordance with NCBCA and who shall have properly exercised such holder's rights to demand payment of the value of the holder's shares (the "Dissenting Shares") as provided in the NCBCA (a "Dissenting Shareholder") shall thereafter have only such rights as are provided to a Dissenting Shareholder by the NCBCA and shall have no rights under Section 2.5 of this Agreement; provided, however, that, if a Dissenting Shareholder shall withdraw (in accordance with the NCBCA) such holder's demand for such appraisal or shall become ineligible for such appraisal, then such holder's Dissenting Shares shall thereupon cease to be Dissenting Shares and shall be converted into and shall represent only the right to receive Merger Consideration provided for in Section 2.5, without interest thereon upon surrender of the certificate or certificates representing the Dissenting Shares.

     2.10 Tax Consequences. The parties hereto intend that the Merger shall constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. No consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by, or on behalf of, WSMP or Sub in exchange for Sagebrush's capital stock. Each party hereto agrees and covenants to report the Merger in accordance with such intention that it may be taxed as a reorganization for federal income tax purposes, including filing such returns, reports, information statements and declarations with applicable federal, state, local and other taxing authorities and maintaining such records as are required by applicable law in a manner consistent with such intention.

     2.11 Exchange Ratio Adjustment. (a) In the event that Sagebrush (in breach of Section 6.7(c) of this Agreement) changes the number of shares of Sagebrush Common Stock outstanding prior to the Effective Time as a result of a split, combination or reclassification with respect to such stock or as a result of a dividend or other distribution on or exchange or redemption of or for such stock, and the record or effective date therefor or thereof shall be prior to the Effective Time, then the Exchange Ratio shall be equitably adjusted. In the event that WSMP (in breach of Section 5.8(c) of this Agreement) changes the number of shares of WSMP Common Stock outstanding prior to the Effective Time as a result of a split, combination or reclassification with respect to such stock or as a result of a dividend or other distribution on or exchange or redemption of or for such stock, and the record or effective date therefor or thereof shall be prior to the Effective Time, then the Exchange Ratio shall be equitably adjusted.

     (b) If the Average WSMP Closing Price (as defined below) is greater than $23.34, then the Exchange Ratio shall be adjusted to become $7.50 divided by the Average WSMP Closing Price, rounded upward to the nearest ten-thousandth. If the Average WSMP Closing Price is less than


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
$21.78, then the Exchange Ratio shall be adjusted to become $7.00 divided by the Average WSMP Closing Price, rounded upward to the nearest ten-thousandth. As used herein, the term "Average WSMP Closing Price" means the simple average of the last sale prices per share of WSMP Common Stock on NASDAQ (as reported by NASDAQ) on the ten consecutive Trading Days next preceding the date on which the shareholders of Sagebrush approve the Merger. A "Trading Day" is any day on which the WSMP Common Stock is actually sold on NASDAQ (as reported by NASDAQ).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF WSMP AND SUB


     WSMP And Sub hereby jointly and severally represent and warrant as follows to Sagebrush:

     3.1 Organization and Qualification. Each of WSMP and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to carry on its business as it is now being conducted. Each of WSMP and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WSMP. WSMP has delivered to Sagebrush true and complete copies of the charter and bylaws of WSMP and Sub.

     3.2 Capitalization. The authorized capital stock of WSMP consists of 10,000,000 shares of WSMP Common Stock and 2,500,000 shares of preferred stock, par value $.01 per share. There is no other capital stock authorized for issuance by WSMP. At the date of this Agreement, there are validly issued and outstanding 3,259,949 shares of WSMP Common Stock and no shares of preferred stock. All such outstanding shares of capital stock are fully paid and nonassessable. When issued in accordance with the terms hereof, the shares of WSMP Common Stock to be issued as the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable. No shares of WSMP capital stock are reserved for issuance, nor are there outstanding any options, warrants, convertible securities or other rights, agreements or commitments to issue or acquire shares of WSMP capital stock, except that there are Preferred Stock Purchase Rights outstanding in an amount identical to the number of shares of WSMP Common Stock outstanding and except as disclosed in Section 3.2 of the WSMP Disclosure Document.

     3.3 Subsidiaries. WSMP has disclosed in Section 3.3 of the WSMP Disclosure Document the identities of all of its Subsidiaries as of the date of this Agreement. Except as specified in Section 3.3 of the WSMP Disclosure Document, WSMP or one of its Subsidiaries owns the entire equity interest in each Subsidiary of WSMP. No equity interest in any such Subsidiary is or may become required to be issued by reason of any option, warrant or other right relating to the equity of such Subsidiary, and there is no contract, arrangement or understanding by which any Subsidiary is bound to issue any of its equity or any option, warrant or other right relating thereto or by which WSMP is or may be bound to transfer any part of the equity interest in any of its Subsidiaries. There is no contract, arrangement or understanding relating to the right of WSMP to



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vote or dispose of any of the equity interest in any of its Subsidiaries. The equity interest in each Subsidiary of WSMP that has been issued has been duly authorized and is validly issued, fully paid and nonassessable under the applicable law of the jurisdiction in which each Subsidiary is organized and is owned by WSMP free and clear of any lien. Each Subsidiary of WSMP has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the power and authority necessary for it to own, lease and operate its properties and assets to carry on its business as now conducted. Each subsidiary of WSMP is duly qualified or licensed to transact business as foreign corporation in good standing in the states of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WSMP.

         3.4 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each of the WSMP and Sub in accordance with its terms. Each of WSMP and Sub has all requisite corporate power and authority to enter into this Agreement, and Sub has all requisite corporate power and authority to carry out the Merger contemplated hereby. The Board of Directors of Sub has, subject to the terms and conditions set forth herein: (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the sole shareholder of Sub; (b) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects; and (c) recommended that WSMP, as the sole shareholder of Sub, approve this Agreement and the Merger. The Board of Directors of WSMP, at a meeting duly called and held, has, subject to the terms and conditions set forth herein; (d) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, WSMP and its shareholders; (e) on behalf of WSMP as the sole shareholder of Sub, approved this Agreement and the transactions contemplated hereby, including the Merger and the issuance of the Merger Consideration therein, in all respects; and (f) recommended that the shareholders of WSMP approve the issuance of the Merger Consideration in the Merger, provided, however, that such recommendation may be withdrawn, modified or changed to the extent that the Board of Directors of WSMP, upon making a WSMP Board Determination (as defined in Section 5.9(c) of this Agreement, determines that it must do so.

         3.5 Absence of Breach; No Consents. The execution and delivery of this Agreement by WSMP and Sub do not, and the performance by WSMP and Sub of their obligations hereunder will not, assuming the Required WSMP Consents are obtained, (a) result in a breach of any of the provisions of the charter or bylaws of WSMP or any of its Subsidiaries; (b) violate any law, rule or regulation of any State or the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to WSMP and Sub (and to the extent within the control of WSMP and Sub), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any court or other authority having jurisdiction over WSMP or any of its Subsidiaries or any of its or their material properties, or cause the suspension or revocation of any authorization, consent, approval or license presently in effect that affects or binds WSMP or any of its Subsidiaries or any of its or their material properties, except, with respect to all matters described in this subsection (b), where such violation will not have a Material Adverse Effect on WSMP; (c) result in a material breach of or default under any material indenture or loan or credit agreement or other material agreement or instrument to which WSMP or any of its Subsidiaries is a party or by which it or they or any of its or their material properties may be affected or bound; (d) require the authorization, consent, approval or license of any Person of such a nature that the failure to obtain the same would have a Material Adverse Effect on WSMP; or (e) constitute grounds for the loss or suspension of any material permit, license or other authorization used in the business of WSMP.

         3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger or any related transaction based upon any agreement, written or oral, made by or on behalf of WSMP or any of its Subsidiaries, except that the Financial Advisor to WSMP is entitled to certain payments under its agreement with WSMP dated as of June 18, 1997.

         3.7 Delivered Documents. WSMP has heretofore delivered to Sagebrush each of the following:

         (a) Annual Report of WSMP to its shareholders for its fiscal year ended the date of the WSMP Balance Sheet;

         (b) Annual Report of WSMP on Form 10-K as filed with the SEC for WSMP's fiscal year ended the date of the WSMP Balance Sheet;

         (c) proxy statement of WSMP relating to its most recent annual meeting of shareholders; and

         (d) Quarterly Reports of WSMP on Form 10-Q as filed with the SEC for each of the first three fiscal quarters of WSMP of the current fiscal year, and all other reports of WSMP filed with the SEC, to the extent that such reports have been filed with the SEC after the filing of the report referred to in clause (b) above and prior to the date hereof.

Each such document did not, at the time it was filed with the SEC, and all such documents taken together do not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or are made, respectively, not misleading. All of the financial statements contained in the foregoing documents were prepared from the books and records of WSMP and its Subsidiaries. The Audited Financial Statements were prepared in accordance with GAAP and fairly and accurately reflect the financial condition of WSMP as at the dates and for the periods indicated. The financial statements of WSMP included in the reports referred to in clause (d) above were prepared in a manner not inconsistent with the basis of presentation used in the Audited Financial Statements and fairly present the financial condition of WSMP as at and for the periods indicated, subject to normal year-end adjustments that are not material in amount or effect.

         3.8 Joint Proxy Statement, Registration Statement and Prospectus. When the Joint Proxy Statement, as the same may be amended or supplemented, shall be mailed to holders of the WSMP Common Stock and the Sagebrush Common Stock, as applicable, and at all times subsequent to such mailing through the time of approval of this Agreement and the Merger by the shareholders of WSMP and Sagebrush , the Joint Proxy Statement, as then amended or supplemented, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder. When the Registration Statement is declared effective under the Securities Act, and at all times subsequent to such effectiveness through the time of approval of this Agreement and the Merger by the shareholders of Sagebrush, the Registration Statement and the Prospectus, as the same may then be amended and supplemented, will comply as to form in all material respects with all applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder. At all times material to a shareholder of WSMP or of Sagebrush: (a) the information supplied by WSMP for use in the Joint Proxy Statement, as the same may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of circumstances under which they are being made, not misleading; (b) the Registration Statement, as the same may be amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) the Prospectus, as the same may be supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding any other provision of this Agreement, WSMP makes no representation or warranty concerning, and shall have n responsibility for, the accuracy or completeness of any information incorporated into the Joint Proxy Statement, the Registration Statement or the Prospectus from any Sagebrush SEC Report or supplied to WSMP by Sagebrush pursuant to Section 4.8 or 6.2 hereof or otherwise, for use in the Joint Proxy Statement, the Registration Statement, the Prospectus or any other document filed with the SEC or otherwise disseminated to the public or to shareholders of WSMP or Sagebrush.

         3.9 Merger Consideration Validly Issued. At the Effective Time, the Merger Consideration will have been duly authorized and, when issued in connection with the Merger pursuant to the terms hereof, will have been validly issued and will be fully paid and nonassessable, and no shareholder of WSMP will have any preemptive rights of subscription or purchase in respect thereof.

         3.10 WSMP Shareholder Rights Plan. To the best knowledge of WSMP and Sub and assuming the accuracy of Section 9.4, there exists no AAcquiring Person" (as such term is defined in the Rights Agreement). Assuming the accuracy of
Section 9.4, neither the execution of this Agreement nor the consummation of the Merger will cause any person to become an "Acquiring Person" (as so defined).

         3.11 State Takeover Laws. No action is necessary on the part of WSMP or any of its Subsidiaries to exempt any of the transactions contemplated by this Agreement from any applicable Takeover Laws.

         3.12 Absence of Material Differences From WSMP SEC Reports and WSMP Disclosure Document. Except as disclosed in the WSMP SEC Reports or in the WSMP Disclosure Document:

         (a) No Material Adverse Change. Since the date of the WSMP Balance Sheet, other than as contemplated or caused by this Agreement, there has been no Material Adverse Change in WSMP.

         (b) Taxes. WSMP has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by it (except where the failure to file is not reasonably likely to have a Material Adverse Effect on WSMP) and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports and declarations, except such taxes the nonpayment of which is not reasonably likely to have a Material Adverse Effect on WSMP. WSMP has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (c) Employees. WSMP is not, and following the Closing will not be, except as contemplated by Sections 7.2(e) and 7.2(f), bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

         (d) Employee Benefit Plans. WSMP has disclosed in Section 3.12(d) of the WSMP Disclosure Document and has delivered or made available to Sagebrush prior to the execution of this Agreement correct and complete copies, in each case, of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus and other incentive plans, all other written employee programs, arrangements and agreements, all medical, vision, dental and other health plans, all life insurance plans and all other employee benefit plans and fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by or contributed to by WSMP or an Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors and other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors and other beneficiaries are eligible to participate (collectively, the "WSMP Benefit Plans"). Except as disclosed in Section 3.12(d) of the WSMP Disclosure Document, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of WSMP from WSMP or any WSMP Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any WSMP Benefit Plan or (iii) result in any acceleration in the time of payment or vesting of any such benefit. WSMP has made no oral or written representation with respect to any WSMP Benefit Plan to any employee of WSMP prior to the date hereof that is not in accordance with the written or otherwise pre-existing terms and conditions of such plans.

         (e) Facilities. The WSMP Facilities are (as to physical plant and structure) structurally sound, and none of the WSMP Facilities, nor any of the vehicles or other equipment used by WSMP in connection with its business, has any defects, and all of them are in good operating condition and repair and are adequate for the uses to which they are being put, in each case with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WSMP; and none of the WSMP Facilities, vehicles or other equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and other repairs that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WSMP. WSMP is not in breach, violation or default of any lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor or sublessee) thereto has the right to terminate the same, and WSMP has not received notice of any claim or assertion that it is or may be in any such breach, violation or default, except, in each such case, for such breaches, violations and defaults as would not reasonably be expected to have a Material Adverse Effect on WSMP.

         3.13 Federal Income Tax Representations.

         (a) WSMP is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

         (b) WSMP owns 100% of the outstanding shares of capital stock and otherwise is in control of Sub within the meaning of Section 368(c) of the Code.

         (c) Sub has been formed solely for the purpose of consummating the Merger. Sub has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to WSMP prior to the Merger. Sub will have no liabilities assumed by Sagebrush and will not transfer to Sagebrush any assets subject to liabilities in the Merger.

         (d) WSMP has no plan, arrangement or intention to cause Sagebrush on or after the Effective Time to issue additional shares of its capital stock that would cause WSMP to lose control, or otherwise result in WSMP losing control (in both cases within the meaning of Section 368(c) of the Code), of Sagebrush.

         (e) Neither WSMP nor Sub has any current plan, arrangement or intention to liquidate Sagebrush; to merge Sagebrush with or into another corporation; to sell or otherwise dispose of the stock of Sagebrush; or to sell or otherwise dispose (or cause to be sold or otherwise disposed) of any of Sagebrush's assets, including the assets of Sub acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code.

         (f) WSMP has no plan, arrangement or intention to directly or indirectly reacquire any of the WSMP Common Stock issued in the Merger.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SAGEBRUSH

         Sagebrush represents and warrants as follows to WSMP and Sub:

         4.1 Organization and Qualification. Sagebrush is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and has the requisite power and authority to carry on its business as it is now being conducted. Sagebrush is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sagebrush. Sagebrush has delivered to WSMP true and complete copies of the charter and bylaws of Sagebrush.

         4.2 Capitalization. The authorized capital stock of Sagebrush consists of 50,000,000 shares of Sagebrush Common Stock and 10,000,000 shares of preferred stock. There is no other capital stock authorized for issuance by Sagebrush. At the date of this Agreement, there are validly issued and outstanding 5,925,000 shares of Sagebrush Common Stock and no shares of preferred stock. All such outstanding shares of capital stock are fully paid and nonassessable. No shares of Sagebrush capital stock are reserved for issuance, nor are there outstanding any options, warrants, convertible securities or other rights, agreements or commitments to issue or acquire shares of Sagebrush capital stock, except as disclosed in Section 4.2 of the Sagebrush Disclosure Document.

         4.3 Subsidiaries. Sagebrush has disclosed in Section 4.3 of the Sagebrush Disclosure Document the identities of all of its Subsidiaries as of the date of this Agreement. Sagebrush or one of its Subsidiaries owns all of the equity interests in each Subsidiary of Sagebrush. No equity interest in any such Subsidiary is or may become required to be issued by reason of any option, warrant or other right relating to the equity of such Subsidiary, and there is no contract, arrangement or understanding by which any Subsidiary is bound to issue any of its equity or any option, warrant or other right relating thereto or by which Sagebrush is or may be bound to transfer any part of the equity interest in any of its Subsidiaries. There is no contract, arrangement or understanding relating to the right of Sagebrush to vote or dispose of any of the equity interest in any of its Subsidiaries. The equity interest in each Subsidiary of Sagebrush that has been issued has been duly authorized and is validly issued, fully paid and nonassessable under the applicable law of the jurisdiction in which such Subsidiary is organized and is owned by Sagebrush or another Subsidiary free and clear of any Lien. Each Subsidiary of Sagebrush has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the power and authority necessary for it to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Subsidiary of Sagebrush is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sagebrush.

         4.4 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by Sagebrush and the Sagebrush Shareholders and constitutes a legal, valid and binding agreement of Sagebrush and the Sagebrush Shareholders, enforceable against Sagebrush and the Sagebrush Shareholders in accordance with its terms. Sagebrush has all requisite corporate power and authority to enter into this Agreement and to carry out the Merger contemplated hereby. The Board of Directors of Sagebrush, at a meeting duly called and held, has, subject to the terms and conditions set forth herein: (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the shareholders of Sagebrush; (b) adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects; and (c) recommended that the shareholders of Sagebrush approve this Agreement and the Merger, provided, however, that such recommendation may be withdrawn, modified or changed to the extent that the Board of Directors of Sagebrush, upon making a Sagebrush Board Determination (as defined in Section 6.8(c) of this Agreement), determines that it must do so. The Financial Advisor to Sagebrush has delivered to the Board of Directors of Sagebrush its opinion letter, dated on or about the date hereof, to the effect that the Merger is fair to the shareholders of Sagebrush from a financial point of view. Sagebrush has been authorized by the Financial Advisor to Sagebrush to refer to such opinion letter, and to include such opinion letter (or a substantially similar opinion letter), in the Joint Proxy Statement.

         4.5 Absence of Breach; No Consents. The execution and delivery of this Agreement by Sagebrush and the Sagebrush Shareholders do not, and the performance by Sagebrush and the Sagebrush Shareholders of their obligations hereunder will not, assuming the Required Sagebrush Consents are obtained, (a) result in a breach of any of the provisions of the charter or bylaws of Sagebrush; (b) violate any law, rule or regulation of any State or the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to Sagebrush (and to the extent within the control of Sagebrush), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any court or other authority having jurisdiction over Sagebrush, or any of the Sagebrush Shareholders, or any of its or their material properties, or cause the suspension or revocation of any authorization, consent, approval or license presently in effect that affects or binds Sagebrush or any of the Sagebrush Shareholders, or any of its or their material properties, except, with respect to all matters described in this subsection (b), where such violation will not have a Material Adverse Effect on Sagebrush; (c) result in a material breach of or default under any material indenture or loan or credit agreement or other material agreement or instrument to which Sagebrush or any of the Sagebrush Shareholders is a party or by which it or they or any of its or their material properties may be affected or bound; (d) require the authorization, consent, approval or license of any Person of such a nature that the failure to obtain the same would have a Material Adverse Effect on Sagebrush; or (e) constitute grounds for the loss or suspension of any material permit, license or other authorization used in the business of Sagebrush.

         4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Merger or any related transaction based upon any agreement, written or oral, made by or on behalf of Sagebrush, except that the Financial Advisor to Sagebrush is entitled to certain payments under its letter agreement with Sagebrush dated October 14, 1997.

         4.7 Delivered Documents. Sagebrush has heretofore delivered to WSMP each of the following:

         (a) Annual Report of Sagebrush to its shareholders for its fiscal year ended the date of the Sagebrush Balance Sheet;

         (b) Annual Report of Sagebrush on Form 10-K as filed with the SEC for Sagebrush's fiscal year ended the date of the Sagebrush Balance Sheet;

         (c) proxy statement of Sagebrush relating to its most recent annual meeting of shareholders; and

         (d) Quarterly Reports of Sagebrush on Form 10-Q as filed with the SEC for each of the first three fiscal quarters of Sagebrush of the current fiscal year, and all other reports of Sagebrush filed with the SEC, to the extent that such reports have been filed with the SEC after the filing of the report referred to in clause (b) above and prior to the date hereof.

Each such document did not, at the time it was filed with the SEC, and all such documents taken together do not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or are made, respectively, not misleading. All of the financial statements contained in the foregoing documents were prepared from the books and records of Sagebrush and its Subsidiaries. The Audited Financial Statements were prepared in accordance with GAAP and fairly and accurately reflect the financial condition of Sagebrush as at the dates and for the periods indicated. The financial statements of Sagebrush included in the reports referred to in clause (d) above were prepared in a manner not inconsistent with the basis of presentation used in the Audited Financial Statements and fairly present the financial condition of Sagebrush as at and for the periods indicated, subject to normal year-end adjustments that are not material in amount or effect.

         4.8 Joint Proxy Statement, Registration Statement and Prospectus. When the Joint Proxy Statement, as the same may be amended or supplemented, shall be mailed to holders of the Sagebrush Common Stock and the WSMP Common Stock, as applicable, and at all times subsequent to such mailing through the time of approval of this Agreement and the Merger by the shareholders of Sagebrush and WSMP, the Joint Proxy Statement, as then amended or supplemented, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder. When the Registration Statement is declared effective under the Securities Act, and at all times subsequent to such effectiveness through the time of approval of this Agreement and the Merger by the shareholders of Sagebrush, the Registration Statement and the Prospectus, as the same may then be amended and supplemented, will comply as to form in all material respects with all applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder. At all times material to a shareholder of Sagebrush or of WSMP: (a) the information supplied by Sagebrush for use in the Joint Proxy Statement, as the same may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of circumstances under which they were made, not misleading; (b) the information supplied to WSMP by Sagebrush for use in the Registration Statement, as the same may be amended, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (c) the information supplied to WSMP by Sagebrush for use in the Prospectus, as the same may be supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstandng any other provision of this Agreement, Sagebrush makes no representation or warranty concerning, and shall have no responsibility for, the accuracy or completeness of any information incorporated into the Joint Proxy Statement, the Registration Statement or the Prospectus from any WSMP SEC Report or supplied to Sagebrush by WSMP pursuant to Section 3.8 or 5.2 hereof or otherwise, for use in the Joint Proxy Statement, the Registration Statement, the Prospectus or any other document filed with the SEC or otherwise disseminated to the public or to shareholders of WSMP or Sagebrush.

         4.9 State Takeover Laws. No action is necessary on the part of Sagebrush or any of its Subsidiaries to exempt any of the transactions contemplated by this Agreement from any applicable Takeover Laws.

         4.10 Absence of Material Differences From Sagebrush SEC Reports and Sagebrush Disclosure Document. Except as disclosed in the Sagebrush SEC Reports or in the Sagebrush Disclosure Document:

         (a) No Material Adverse Change. Since the date of the Sagebrush Balance Sheet, other than as contemplated or caused by this Agreement, there has been no Material Adverse Change in Sagebrush.

         (b) Taxes. Sagebrush has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by it (except where the failure to file is not reasonably likely to have a Material Adverse Effect on Sagebrush) and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods covered by such returns, reports and declarations, except such taxes the nonpayment of which is not reasonably likely to have a Material Adverse Effect on Sagebrush. Sagebrush has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (c) Employees. Sagebrush is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

         (d) Employee Benefit Plans. Sagebrush has disclosed in Section 4.10(d) of the Sagebrush Disclosure Document and has delivered or made available to WSMP prior to the execution of this Agreement correct and complete copies, in each case, of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus and other incentive plans, all other written employee programs, arrangements and agreements, all medical, vision, dental and other health plans, all life insurance plans and all other employee benefit plans and fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by or contributed to by Sagebrush or any Subsidiary thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors and other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors and other beneficiaries are eligible to participate (collectively, the "Sagebrush Benefit Plans"). Except as disclosed in Section 4.10(d) of the Sagebrush Disclosure Document, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Sagebrush from Sagebrush under any Sagebrush Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Sagebrush Benefit Plan or (iii) result in any acceleration in the time of payment or vesting of any such benefit. Sagebrush has made no oral or written representation with respect to any aspect of any Sagebrush Benefit Plan to any employee of Sagebrush prior to the date hereof that is not in accordance with the written or otherwise pre-existing terms and conditions of such plans.

         (e) Facilities. The Sagebrush Facilities are (as to physical plant and structure) structurally sound, and none of the Sagebrush Facilities, nor any of the vehicles or other equipment used by Sagebrush in connection with its business, has any defects, and all of them are in good operating condition and repair and are adequate for the uses to which they are being put, in each case with such exceptions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sagebrush; and none of the Sagebrush Facilities, vehicles or other equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and other repairs that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sagebrush. Sagebrush is not in breach, violation or default of any lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor or sublessee) thereto has the right to terminate the same, and Sagebrush has not received notice of any claim or assertion that it is or may be in any such breach, violation or default, except, in each such case, for such breaches, violations and defaults as would not reasonably be expected to have a Material Adverse Effect on Sagebrush.

         4.11 Certain Tax Matters.

         (a) The assets of Sagebrush at the Effective Time will constitute at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Sagebrush immediately before the Merger. For this purpose, any amounts paid for expenses of Sagebrush related to the Merger, any distributions and redemptions made in anticipation of the Merger and any amounts paid to dissenting shareholders will be included as assets of Sagebrush held immediately before the Merger.

         (b) Except for any additional liabilities created pursuant to this Agreement or otherwise incurred in respect of the Merger, the liabilities of Sagebrush were incurred by Sagebrush in the ordinary course of its business.

         (c) Sagebrush is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

                                    ARTICLE V
                                COVENANTS OF WSMP

         5.1 Shareholder Approval. WSMP, acting through its Board of Directors, and in accordance with applicable law, covenants and agrees with Sagebrush that:
(i) it will duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable for the purpose of considering and taking action upon the issuance of the Merger Consideration in the Merger as required by Rule 4460 of the NASD Manual; (ii) unless it shall have made a WSMP Board Determination to the contrary, it will include in the Joint Proxy Statement its recommendation that shareholders of WSMP vote in favor of the approval of the issuance of the Merger Consideration in the Merger; and (iii) it will use its best efforts (A) to obtain and furnish the information required to be included by it in the Joint Proxy Statement (and any preliminary version thereof) and to cause the Joint Proxy Statement to be mailed to its shareholders at the earliest practicable time and, (B) unless it shall have made a WSMP Board Determination to the contrary, to obtain the necessary approvals by its shareholders of issuance of the Merger Consideration in the Merger.

         5.2 Best Efforts. Subject to the terms and conditions herein provided and except to the extent that WSMP shall have made a WSMP Board Determination to the contrary, each of WSMP and Sub agrees to use its best efforts to take or cause to be taken all such actions necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VII and to consummate the transactions contemplated by this Agreement, including, without limitation: (a) in the preparation and filing of the Registration Statement, the Prospectus and the Joint Proxy Statement, and any amendments and supplements to any thereof; and (b) the execution of any additional documents necessary to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, WSMP will cooperate with Sagebrush in the timely preparation and filing with the SEC of the Registration Statement, the Prospectus and the Joint Proxy Statement, and WSMP will use its best efforts to cause (a) the Registration Statement to be declared effective under the Securities Act and (b) the Joint Proxy Statement to be cleared for mailing to its shareholders by the SEC. WSMP will promptly advise Sagebrush if, to its knowledge, at any time before the Effective Time, (x) the Registration Statement, as the same may be amended, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(y) the Prospectus, as the same may be supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) the Joint Proxy Statement, as the same may be amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are being made, not isleading. WSMP will notify Sagebrush promptly of the receipt by it of any comments of the SEC and will supply Sagebrush with copies of all correspondence between it and its representatives and the SEC or members of its staff with respect to the Registration Statement, the Prospectus and the Joint Proxy Statement.

         5.3 Reservation of Shares. WSMP has reserved, or will reserve prior to Closing, for issuance, such number of shares of WSMP Common Stock as shall be necessary to pay the Merger Consideration to shareholders of Sagebrush pursuant to Article II hereof.

         5.4 Continuing Investigation; Confidentiality. WSMP covenants and agrees with Sagebrush that Sagebrush may, prior to the Effective Time and through its own employees and agents, make such investigation of the business and assets of WSMP as Sagebrush considers necessary or desirable, it being understood and agreed that such investigation shall have no effect on any representations or warranties hereunder. WSMP covenants and agrees to permit Sagebrush and its representatives to have, after the date hereof, full access at all reasonable times to the premises and to the books and records of WSMP, and the officers of WSMP will furnish to Sagebrush and its representatives such financial and operating data and other information with respect to the business and assets of WSMP as Sagebrush from time to time may reasonably request. In the event of termination of this Agreement, Sagebrush will deliver to WSMP all documents, work papers and other material so obtained before or after the execution hereof and will not itself use, directly or indirectly, any information so obtained or otherwise obtained from WSMP hereunder, or in connection herewith, and will use its best efforts to have all such information kept confidential and not used in any way detrimental to WSMP.

         5.5 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred by WSMP in connection with this Agreement and the transactions contemplated hereby shall be paid by WSMP and Sub except as otherwise provided herein.

         5.6 Publicity. Prior to the first to occur of the termination of this Agreement and the second business day following the Effective Time, any written news releases by WSMP pertaining to this Agreement or the Merger shall be submitted to Sagebrush for review and approval prior to release and shall be released only in a form approved by Sagebrush; provided, however, that (1) such approval shall not be unreasonably delayed or withheld, and (2) such review and approval shall not be required of a release or releases by WSMP if in WSMP's reasonable judgment (exercised in consultation with Counsel to WSMP) it would prevent the dissemination of information in such time as may be necessary or appropriate to comply with applicable law or NASDAQ rules (in which case, however, the text of the announcement, if written, or a written summary thereof, if oral, shall be provided promptly to Sagebrush).

         5.7 Disclosure Amendments. WSMP shall notify Sagebrush of any changes, additions or events that should, consistently with this Agreement, result in any amendment to any WSMP SEC Report or to the WSMP Disclosure Document promptly after the occurrence of the same and again at the closing by delivery of appropriate amendments thereto. No notification made pursuant to this Section shall be deemed to cure any misrepresentation or any breach of warranty made in or in connection with this Agreement unless Sagebrush specifically agrees thereto in writing.

         5.8 Conduct of Business Pending the Closing. WSMP covenants and agrees with Sagebrush that, prior to the Closing, unless Sagebrush shall otherwise consent in writing, except with respect to its food manufacturing business (which WSMP shall continue to manage in its sole and absolute discretion) and except as otherwise contemplated by this Agreement or Section 5.8 of the WSMP Disclosure Document:

         (a) its business and the business of its Subsidiaries will be conducted in the ordinary and usual course, it will use reasonable efforts to keep intact its and their business organizations and goodwill, and it will use reasonable efforts to keep available the services of their respective officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with them;

         (b) it will continue properly and promptly (1) to file when due all periodic reports and other documents required to be filed by it with the SEC and all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by it (except where the failure to file any such tax returns, reports and declarations would not be reasonably likely to have a Material Adverse Effect on WSMP) and (2) to pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it, except for such taxes and charges the failure to make the prompt payment of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WSMP;

         (c) it will not (1) amend or restate its charter other than to change the name of WSMP or to increase the number of authorized directors of WSMP or
(2) split, combine or reclassify any of its securities, or declare, set aside or pay any dividend or other distribution on any of its securities, or make or agree or commit to make any exchange for or redemption of any of its securities payable in cash, stock or property;

         (d) neither it nor any of its Subsidiaries will, in any such case, (1) issue or agree to issue any additional shares of, or options, warrants or other rights of any kind to acquire any shares of, its capital stock of any class, whether by purchase or conversion or exchange of other securities, except that WSMP may issue shares upon the exercise of options, warrants, convertible securities and other rights, agreements and commitments outstanding at the date hereof, or (2) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) neither it nor any of its Subsidiaries will create, incur, assume or guarantee any long-term indebtedness for borrowed money or, except in the ordinary course of business and consistent with past practice, any short-term indebtedness for borrowed money;

         (f) neither it nor any of its Subsidiaries will (1) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, employee or consultant or (2) agree to any increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, employee or consultant, except in the ordinary course of business and generally consistent with past practice;

         (g) neither it nor any of its Subsidiaries will sell, lease, mortgage, encumber or otherwise dispose of or grant any interest in any of its assets or properties, except for sales, encumbrances and other dispositions or grants in the ordinary course of business and consistent with past practice and except for Liens for taxes not yet due or Liens that are not material in amount or effect and do not impair the use of the property;

         (h) neither it nor any of its Subsidiaries will (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other organization or division thereof engaged in any business (including, in particular, restaurant operations) or any equity interest therein; (2) enter into any contract or agreement (other than in the ordinary course of business consistent with past practice) that would be material to WSMP; or (3) authorize or make any capital expenditure or expenditures individually in excess of $10,000 or in the aggregate in excess of $50,000; and

         (i) neither it nor any of its Subsidiaries will enter into any agreement, commitment or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subsections (c) through (h) above.

         5.9 No Solicitation. (a) WSMP, Sub, their Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease all existing discussions or negotiations, if any, with any Persons (other than Sagebrush and the Sagebrush Shareholders) conducted heretofore with respect to any WSMP Acquisition Proposal. For purposes of this Agreement, the term "WSMP Acquisition Proposal" means any proposal that relates to (i) a possible acquisition of all or substantially all of the assets of WSMP, whether by merger, purchase of assets or any similar transaction, or (ii) a tender or exchange offer for, or purchase of, all or substantially all of the capital stock of WSMP at any time outstanding.

         (b) Except as set forth in this Section 5.9, neither WSMP, Sub, any of their Affiliates nor any of their respective officers, directors, employees, representatives, financial advisors or agents shall, directly or indirectly, encourage or solicit submission of any inquiries, proposals or offers by, participate in or initiate any discussions or negotiations with, disclose any information about WSMP or any of its Subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any Person (other than Sagebrush and the Sagebrush Shareholders) in connection with any WSMP Acquisition Proposal. WSMP shall notify Sagebrush promptly of the terms and conditions of any written or oral WSMP Acquisition Proposal when such a WSMP Acquisition Proposal is made and shall advise Sagebrush promptly of any material modification in any such WSMP Acquisition Proposal.

         (c) WSMP may, directly or indirectly, furnish to any Person information and access, in response to a request for information or access made incident to a WSMP Acquisition Proposal, provided that such request was not encouraged, solicited or initiated by WSMP, Sub, any of their Affiliates or any of their respective officers, directors, employees, representatives or agents, and may participate in discussions and negotiate with such Person concerning any WSMP Acquisition Proposal, in each case only if and to the extent that the Board of Directors of WSMP has made a WSMP Board Determination. For purposes of this Agreement, a "WSMP Board Determination" means that the Board of Directors of WSMP shall have determined in good faith, after consultation with counsel to WSMP, that the taking of action or the failure to take action (or to withdraw, modify or change a recommendation) is necessary in execution of such directors' duties under the NCBCA. It is agreed that, in light of the provisions hereof for adjusting the Exchange Ratio, no such adjustment of the Exchange Ratio shall constitute a basis for a WSMP Board Determination.

         5.10 Pooling; Reorganization. WSMP will not knowingly take any actions that would cause the transactions contemplated hereby, including the Merger, to fail to qualify for "pooling-of-interests" accounting treatment consistent with GAAP and the rules and regulations of the SEC or to be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.11 State Takeover Laws. Neither WSMP nor any of its Subsidiaries shall take any steps to make the transactions contemplated by this Agreement subject to any Takeover Law.

         5.12 Maintenance of Records. WSMP agrees that it will maintain for at least seven years from the Closing Date the books, records and other documents of Sagebrush, its Subsidiaries and their respective predecessors, all as such documents exist on the Closing Date (the "Closing Date Records"). WSMP agrees to afford to current and former shareholders of Sagebrush and its predecessors, and their accountants, counsel and representatives, full access (but only to the extent that such shareholders can demonstrate a reasonable need for such access), during normal business hours for a period of seven years from the Closing Date, to the Closing Date Records.


         5.13 Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Subsidiary, to the fullest extent permitted by applicable law, shall indemnify, defend and hold harmless all persons who on or at any time prior to the Effective Time serve or have served as directors or officers of Sagebrush, any of its Subsidiaries or any of their predecessors from and against any loss, damage, liabilities, cost or expense incurred by them in connection with any claim, action, suit, proceeding or investigation, including, without limitation, any proceeding brought by or on behalf of Sagebrush, any of its Subsidiaries, any of their respective predecessors or WSMP (collectively, "Claims"), that is based upon or arises from, in whole or in part, the actions, conduct or omissions of such indemnified party at or prior to the Effective Time in his or her capacity as such director or officer, or in any other capacity in which he or she is serving or served at the request of Sagebrush, any of its Subsidiaries or any of their predecessors (including as trustee or administrator of any employee benefit plan of any of them). In connection therewith, the Surviving Subsidiary shall pay any expenses incurred by any such indemnified party in advance of the final disposition of any such Claim to the fullest extent permitted by applicable law. The rights to indemnification hereunder are in addition to, and not in limitation of, any other rights to indemnification that any such indemnified person may have under applicable law or the Amended and Restated Articles of Incorporation or Bylaws of Sagebrush.

         (b) From and after the Effective Time, WSMP hereby guarantees the due and timely payment and performance by the Surviving Subsidiary of its obligations under subsection (a) of this Section. This guaranty is a guaranty of payment and performance and not of collection. From and after the Effective Time, this guaranty shall be absolute and unconditional and shall not be affected by any dissolution or liquidation of the Surviving Subsidiary or any other event or circumstance occurring thereafter. WSMP hereby waives the provisions of Sections 26-7 through 26-9 of the North Carolina General Statutes, as amended to date, with respect to this guaranty.

         (c) This Section 5.13 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties referred to in subsection (a), and their heirs and personal representatives, and shall be binding upon WSMP and the Surviving Subsidiary and their respective successors and assigns.

         5.14 Registration of WSMP Common Stock Issuable to Certain Sagebrush Affiliates. (a) Within 30 days after the Effective Time, WSMP shall prepare and file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective by the SEC, a registration statement providing for the registration under the Securities Act of those shares of WSMP Common Stock issued as Merger Consideration in the Merger to or for the benefit of each person who, at the time of the meeting of shareholders of Sagebrush at which the Merger is approved, is an affiliate (as defined in Rules 144 and 145(c) under the Securities Act) of Sagebrush and who acquires beneficial ownership in the Merger of a number of shares of WSMP Common Stock in excess of one percent of the total number of shares of WSMP Common Stock outstanding after giving effect to the Merger, to permit the public resale of such shares (the "Registrable Shares") by each such person, the direct owners of any such shares beneficially held by such person or such person's Approved Transferees (as defined below). Such persons, the direct owners of any such shares beneficially held by such persons and their respective Approved Transferees are referred to herein as "Qualified Holders." The term "Approved Transferee" shall mean the estate of a Qualified Holder, the beneficiary of any Qualified Holder's estate and any person to whom any Qualified Holder makes a bona fide gift of any of such Qualified Holder's Registrable Shares, provided that such Approved Transferee first agrees in writing to be bound by the provisions of this Section 5.14 as a Qualified Holder.

         (b) The plan of distribution of the Registrable Shares that will be described in such registration statement (the "Plan of Distribution") shall be sales by or for the account of such Qualified Holders in the over-the-counter market, on any exchange on which the Registrable Shares may then be listed or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, at fixed prices that may be changed or in negotiated transactions at negotiated prices. The Plan of Distribution shall provide that the method of any such sales may include any one or more of the following methods: (i) a block trade (that may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to the prospectus constituting a part of the registration statement filed pursuant to this Section 5.14; (iii) exchange distributions and/or secondary distributions in accordance with the rules of the applicable exchange; (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (v) privately negotiated transactions. Additionally, with respect to Qualified Holders requesting it or agreeing to participate in it, the Plan of Distribution may be such other or additional plan of distribution (including a firm commitment underwriting) as may be approved by the Board of Directors of WSMP in its sole and absolute discretion. The registration statement filed pursuant to this Section 5.14 may also cover other shares of WSMP Common Stock to be sold by WSMP or other shareholders of WSMP. WSMP shall use its reasonable best efforts to keep such registration statement current and effective until the earliest of (A) three years from the Effective Time, (B) such time as all of the Registrable Shares registered thereunder shall have been sold in the offering or (C) such time as all of the Registrable Shares registered thereunder may be publicly resold by the Qualified Holders thereof without registration under the Securities Act and without a volume limitation or other condition (except a condition that has then been met) and the Qualified Holders shall have received an opinion letter to that effect issued by Counsel to WSMP, after which earliest time WSMP in its discretion may withdraw such registration statement as it relates to any Registrable Shares not already sold by the Qualified Holders and shall notify the Qualified Holders of such withdrawal. Upon receiving such notice of withdrawal, the Qualified Holders shall terminate and shall cause all third parties to terminate any further offer or sale of Registrable Shares pursuant to such registration statement.

         (c) Whenever WSMP registers Registrable Shares pursuant to this Section 5.14, WSMP agrees that it shall do the following:

         (1) Prepare for filing and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith, and such reports and other filings under the Exchange Act, as may be necessary to keep said registration statement effective and to comply with the prospectus delivery requirements of the Securities Act with respect to the sale of securities covered by said registration statement until such time as it is permitted to withdraw such registration statement;

         (2) Furnish to each Qualified Holder such copies of each preliminary and final prospectus and such other documents as such Qualified Holder may reasonably request to facilitate the public offering of such Qualified Holder's Registrable Shares;

         (3) Use its best efforts to register or qualify the Registration Shares under the state securities or "blue sky" laws of such U.S. jurisdictions as any Qualified Holder may reasonably request; provided, however, that, in connection therewith, WSMP shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction; and

         (4) Furnish to each Qualified Holder an opinion letter of Counsel to WSMP to the effect that (i) the registration statement covering such Registrable Shares has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending or purporting to suspend the effectiveness of the registration statement or suspending or preventing the use of the prospectus has been issued, and no proceedings for that purpose have been instituted or are pending before or threatened by the SEC; and (ii) on the basis of such counsel's review of the registration statement, conferences with the officers of WSMP and examination of the documents referred to in the registration statement and in the prospectus, (A) the registration statement and the prospectus (except for the financial statements and other financial or statistical data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and (B) nothing has come to their attention that would lead them to believe that, as of the date it shall have become effective, the registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, when the registration statement became effective and at the date of such opinion letter, the prospectus, as the same may then be supplemented, contained an untrue statement of a material fact or omitted to state a material fact necessary to in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except with respect to the financial statements and other financial or statistical data, or any statements or omissions made by WSMP in reliance upon information furnished in writing to WSMP or to Counsel to WSMP by or on behalf of any Qualified Holder in connection with the registration statement or the prospectus, as to which no opinion need be expressed).

         (d) In connection with any registration statement filed pursuant to this Section 5.14, WSMP shall indemnify and hold harmless any underwriter with respect to the Registrable Shares, each Qualified Holder who has had Registrable Shares so registered and each person controlling such underwriter or Qualified Holder (collectively, "Indemnified Persons") against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending the same (collectively, "Losses"), arising out of any untrue statement or alleged untrue statement of a material fact in such registration statement, or in the prospectus, any preliminary prospectus or any supplement to the prospectus contained therein or any omission or alleged omission to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or arising out of any violation or alleged violation by WSMP of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused (i) by an untrue statement of a material fact or a material omission in information furnished in writing to WSMP by such Qualified Holder or such underwriter, as the case may be, expressly for use therein or (ii) by any Qualified Holder's or any such underwriter's failure to send or give a purchaser of any such Registrable Shares, at or prior to the written confirmation of the sale, a copy of the applicable prospectus, as then supplemented. If the indemnification provided for above is unavailable or insufficient to indemnify and hold harmless an Indemnified Person as therein provided, then WSMP shall contribute to the amount paid or payable by such Indemnified Person with respect to the Losses otherwise indemnifiable by WSMP above in such proportion as is appropriate to reflect the relative fault of WSMP, on the one hand, and of such Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as other equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement relates to information provided by WSMP or the Indemnified Person and such parties' relative intent, knowledge, access to information and opportunity to correct such untrue statement or omission. WSMP acknowledges that it would not be just and equitable if contribution were determined by any method of allocation that does not take into account the equitable considerations referred to above.

         (e) Anything in this Section 5.14 to the contrary notwithstanding, it shall be a condition to WSMP's obligation to include Registrable Shares of a Qualified Holder in or file a registration statement pursuant to this Section
5.14 that such Qualified Holder (i) furnish WSMP in writing all information with respect to (A) such Qualified Holder and (B) the intended methods of disposition or distribution of such Registrable Shares (which methods shall be in accordance with the Plan of Distribution), (ii) agree in writing to indemnify and hold harmless WSMP, each director of WSMP, each officer of WSMP signing such registration statement, any other person having securities covered by such registration statement, each participating underwriter and each person, if any, controlling (within the meaning of the Securities Act) WSMP, such underwriters or such other person from and against any and all loss, damage, liability and expense arising out of any misstatement in or omission from information furnished to WSMP by such Qualified Holder pursuant to clause (i) of this
Section 5.14(e) resulting in a material misstatement in or material omission from such registration statement and each preliminary prospectus, prospectus, post-effective amendment, supplement or similar document forming a part thereof,
(iii) agree in writing that, in the event that they are notified by WSMP that in its judgment the registration statement or prospectus should be amended or supplemented in order to avoid any material misstatements or omissions, they will suspend further offers and sales of the Registrable Shares until such time as such amendment or supplement has been prepared and become effective (which WSMP will use its best efforts to accomplish as soon as practicable after giving such notice) and (iv) agree in writing that they will offer and sell, and cause any and all Persons acting on behalf of any such Qualified Holder to offer and sell, Registrable Shares only in accordance with the Plan of Distribution.

         (f) WSMP agrees to bear and to pay all reasonable expenses of registration of the Registrable Shares pursuant to this Section 5.14 other than any underwriting or selling discounts or commissions associated with the offer and sale thereof and any legal fees and expenses of any counsel separately engaged by the Qualified Holders.

         (g) The provisions of this Section 5.14 shall apply, mutatis mutandis, to any shares or other securities of WSMP resulting from any stock split or reverse split, stock dividend, reclassification of the capital stock of WSMP that may be received by any of the Qualified Holders by virtue of their ownership of the Registrable Shares.

         (h) The provisions of this Section 5.14 shall inure to the benefit of the Qualified Holders, who shall be third-party beneficiaries entitled to enforce the provisions hereof.

         5.15 Financial Results of Combined Operations. WSMP covenants and agrees that it will, within 30 days after the conclusion of WSMP=s first 28-day accounting period following the Effective Time, file with the SEC or publish (within the meaning of SEC Accounting Series Release No. 130, as amended) in a report filed with the SEC or in a quarterly earnings report, press release or other public issuance financial results covering at least 30 days (or 28 days if, in the judgment of the Auditors, that will preserve "pooling-of-interests" accounting treatment of the Merger) of combined operations of WSMP and Sagebrush.

         5.16 Continuation of Sagebrush Employee Benefits. (a) WSMP shall cause the Surviving Subsidiary to maintain for its employees immediately following the Merger either (i) the Sagebrush Benefit Plans or (ii) benefit plans, programs and arrangements of WSMP providing benefits substantially equivalent in total to the benefits provided by the Sagebrush Benefit Plans ("Successor Plans"). WSMP agrees to endeavor to continue in effect for employees of the Surviving Subsidiary such Sagebrush Benefit Plans or such Successor Plans, subject to the right to amend or terminate any such plans, programs or arrangements if the Board of Directors of the Surviving Subsidiary shall deem any such action to be desirable and in the best interests of the Surviving Subsidiary.

         (b) To the extent that employees of the Surviving Subsidiary are provided with employee benefits under Successor Plans, the following provisions shall apply:

         (i) For purposes of (A) eligibility for participation in Successor Plans, (B) vesting in benefits under the Successor Plans and (C) all other terms of Successor Plans that are based on time of service with WSMP, employees of the Surviving Subsidiary will be given credit for time of service as employees of Sagebrush.

         (ii) No additional waiting periods, deductibles, exclusions or benefit limitations for pre-existing conditions shall be imposed or assessed against such employees (or their dependents) under Successor Plans that are "employee welfare benefit plans" as that term is defined in Section 3(1) of ERISA (other than as would have been applicable to such employees or their dependents under the Sagebrush Benefit Plans as in effect on the date hereof).


         (iii) Successor Plans that are medical benefit plans shall recognize any expenses paid by employees of the Surviving Subsidiary (or their dependents) that were applied to meet deductible and out-of-pocket limits under Sagebrush Benefit Plans for the calendar year in which the Closing occurs as if such expenses had been paid under such Successor Plans for the purpose of applying such Successor Plans' deductible and out-of-pocket limits for such calendar year.

         5.17 Tax Covenants. (a) As of the Effective Time and thereafter, WSMP will cause Sagebrush to continue the historic business of Sagebrush or use a significant portion of the historic business assets of Sagebrush in a manner that satisfies the continuity of business enterprise requirement described in
Section 1.368-1(d) of the regulations under the Code.

         (b) WSMP shall timely file, or cause Sagebrush to timely file, as the case may be, with the IRS and any other applicable governmental or taxing authority, complete and accurate statements and documents, and shall maintain, or cause to be maintained, as the case may be, such reports, records, information and documents, with respect to WSMP, Sub and Sagebrush, as required by Section 1.368-3(a) and 1.368-3(c) of the regulations under the Code or other applicable law relative to the Merger and the qualification of the Merger as a tax-free reorganization for federal income tax purposes.

                                   ARTICLE VI
                             COVENANTS OF SAGEBRUSH

         6.1 Shareholder Approval. Sagebrush, acting through its Board of Directors, and in accordance with applicable law, covenants and agrees with WSMP that: (i) it will duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable for the purpose of considering and taking action upon this Agreement and the Merger as required by the NCBCA; (ii) unless it shall have made a Sagebrush Board Determination to the contrary, it will include in the Joint Proxy Statement its recommendation that shareholders of Sagebrush vote in favor of this Agreement and the Merger; and (iii) it will use its best efforts (A) to obtain and furnish the information required to be included by it in the Joint Proxy Statement (and any preliminary version thereof) and to cause the Joint Proxy Statement to be mailed to its shareholders at the earliest practicable time and, (B) unless it shall have made a Sagebrush Board Determination to the contrary, to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, including the Merger. Each Sagebrush Shareholder, severally and not jointly, represents and warrants to WSMP and to Sub that such Person and his family and controlled corporations own the shares of Sagebrush Common Stock set forth opposite their names on the signature page of this Agreement (it being understood that the number set forth opposite Connor=s name includes certain shares of Sagebrush Common Stock owned by his spouse and other members of his family and a corporation of which he is the majority shareholder). The Sagebrush Shareholders severally covenant and agree with WSMP to cause all such shares of Sagebrush Common Stock to be voted in favor of approving this Agreement and the Merger at the meeting referred to in clause (i) of this Section 6.1.

         6.2 Best Efforts. Subject to the terms and conditions herein provided and except to the extent that Sagebrush shall have made a Sagebrush Board Determination to the contrary, Sagebrush and the Sagebrush Shareholders agree to use their best efforts to take or cause to be taken all such actions necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article VII and to consummate the transactions contemplated by this Agreement.

Without limiting the generality of the foregoing, Sagebrush will cooperate with WSMP in the timely preparation and filing with the SEC of the Registration Statement, the Prospectus and the Joint Proxy Statement, and Sagebrush will use its best efforts to cause (a) the Registration Statement to be declared effective under the Securities Act and (b) the Joint Proxy Statement to be cleared for mailing to its shareholders by the SEC. Sagebrush will promptly advise WSMP if, to its knowledge, at any time before the Effective Time, (x) the Registration Statement, as the same may be amended, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Prospectus, as the same may be supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) the Joint Proxy Statement, as the same may be amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are being made, not misleading. Sagebrush will notify WSMP promptly of the receipt by it of any comments of the SEC and will supply WSMP with copies of all correspondence between it and its representatives and the SEC or members of its staff with respect to the Registration Statement, th Prospectus and the Joint Proxy Statement.

         6.3 Continuing Investigation; Confidentiality. Sagebrush covenants and agrees with WSMP that WSMP may, prior to the Effective Time and through its own employees and agents, make such investigation of the business and assets of Sagebrush as WSMP considers necessary or desirable, it being understood and agreed that such investigation shall have no effect on any representations or warranties hereunder. Sagebrush covenants and agrees to permit WSMP and its representatives to have, after the date hereof, full access at all reasonable times to the premises and to the books and records of Sagebrush, and the officers of Sagebrush will furnish to WSMP and its representatives such financial and operating data and other information with respect to the business and assets of Sagebrush as WSMP from time to time may reasonably request. In the event of termination of this Agreement, WSMP will deliver to Sagebrush all documents, work papers and other material so obtained before or after the execution hereof and will not itself use, directly or indirectly, any information so obtained or otherwise obtained from Sagebrush hereunder, or in connection herewith, and will use its best efforts to have all such information kept confidential and not used in any way detrimental to Sagebrush.

         6.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred by Sagebrush and the Sagebrush Shareholders in connection with this Agreement and the transactions contemplated hereby shall be paid by Sagebrush and the Sagebrush Shareholders, respectively, except as otherwise provided herein.

         6.5 Publicity. Prior to the first to occur of the termination of this Agreement and the second business day following the Effective Time, any written news releases by Sagebrush pertaining to this Agreement or the Merger shall be submitted to WSMP for review and approval prior to release and shall be released only in a form approved by WSMP; provided, however, that (1) such approval shall not be unreasonably delayed or withheld, and (2) such review and approval shall not be required of a release or releases by Sagebrush if in Sagebrush's reasonable judgment

(exercised in consultation with Counsel to Sagebrush) it would prevent the dissemination of information in such time as may be necessary or appropriate to comply with applicable law or NASDAQ rules (in which case, however, the text of the announcement, if written, or a written summary thereof, if oral, shall be provided promptly to WSMP).

         6.6 Disclosure Amendments. Sagebrush shall notify WSMP of any changes, additions or events that should, consistently with this Agreement, result in any amendment to any Sagebrush SEC Report or to the Sagebrush Disclosure Document promptly after the occurrence of the same and again at the Closing by delivery of appropriate amendments thereto. No notification made pursuant to this Section shall be deemed to cure any misrepresentation of any breach of warranty made in or in connection with this Agreement unless WSMP specifically agrees thereto in writing.

         6.7 Conduct of Business Pending the Closing. Sagebrush covenants and agrees with WSMP that, prior to the Closing, unless WSMP shall otherwise consent in writing and except as otherwise contemplated by this Agreement or Section 6.7 of the Sagebrush Disclosure Document:

         (a) its business and the business of its Subsidiaries will be conducted in the ordinary and usual course, it shall use reasonable efforts to keep intact its and their business organizations and goodwill, and it shall use reasonable efforts to keep available the services of their respective officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with them;

         (b) it will continue properly and promptly (1) to file when due all periodic reports and other documents required to be filed by it with the SEC and all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by it (except where the failure to file any such tax returns, reports or declarations would not be reasonably likely to have a Material Adverse Effect on Sagebrush) and (2) to pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it, except for such taxes and charges the failure to make prompt payment of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Sagebrush;

         (c) it will not (1) amend or restate its charter or bylaws or (2) split, combine or reclassify any of its securities, or declare, set aside or pay any dividend or other distribution on any of its securities, or make or agree or commit to make any exchange for or redemption of any of its securities payable in cash, stock or property;

         (d) neither it nor any of its Subsidiaries will, in any such case, (1) issue or agree to issue any additional shares of, or options, warrants or other rights of any kind to acquire any shares of, its capital stock of any class, whether by purchase or conversion or exchange of other securities, except that Sagebrush may issue shares upon the exercise of options, warrants, convertible securities and other rights, agreements and commitments outstanding at the date hereof, or (2) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (e) neither it nor any of its Subsidiaries will create, incur, assume or guarantee any long-term indebtedness for borrowed money or, except in the ordinary course of business and consistent with past practice, any short-term indebtedness for borrowed money;

         (f) neither it nor any of its Subsidiaries will (1) adopt, enter into or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, employee or consultant or (2) agree to any increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, employee or consultant, except in the ordinary course of business and generally consistent with past practice;

         (g) neither it nor any of its Subsidiaries will sell, lease, mortgage, encumber or otherwise dispose of or grant any interest in any of its assets or properties, except for sales, encumbrances and other dispositions or grants in the ordinary course of business and consistent with past practice and except for Liens for taxes not yet due or Liens that are not material in amount or effect and do not impair the use of the property;

         (h) neither it nor any of its Subsidiaries will (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other organization or division thereof engaged in any business (including, in particular, restaurant operations) or any equity interest therein; (2) enter into any contract or agreement (other than in the ordinary course of business consistent with past practice) that would be material to WSMP; or (3) authorize or make any capital expenditure or expenditures individually in excess of $10,000 or in the aggregate in excess of $50,000; and

         (i) neither it nor any of its Subsidiaries will enter into any agreement, commitment or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subsections (c) through (h) above.

         6.8 No Solicitation. (a) Sagebrush, the Sagebrush Shareholders, their Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease all existing discussions or negotiations, if any, with any Persons (other than WSMP and Sub) conducted heretofore with respect to any Sagebrush Acquisition Proposal. For purposes of this Agreement, the term "Sagebrush Acquisition Proposal" means any proposal that relates to (i) a possible acquisition of Sagebrush or any substantial part of its assets, whether by merger, purchase of assets or any similar transaction, or (ii) a tender or exchange offer for, or purchase of, any substantial amount of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) of Sagebrush.

         (b) Except as set forth in this Section 6.8, neither Sagebrush, any of the Sagebrush Shareholders, any of their Affiliates nor any of their respective officers, directors, employees, representatives, financial advisors or agents shall, directly or indirectly, encourage or solicit submission of any inquiries, proposals or offers by, participate in or initiate any discussions or negotiations with, disclose any information about Sagebrush or any of its Subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any Person (other than WSMP) in connection with any Sagebrush Acquisition Proposal. Sagebrush shall notify WSMP promptly of the terms and conditions of any written or oral Sagebrush Acquisition Proposal when such a Sagebrush Acquisition Proposal is made and shall advise WSMP promptly of any material modification in any such Sagebrush Acquisition Proposal.

         (c) Sagebrush may, directly or indirectly, furnish to any Person information and access, in response to a request for information or access made incident to a Sagebrush Acquisition Proposal, provided that such request was not encouraged, solicited or initiated by Sagebrush, the Sagebrush Shareholders, any of their Affiliates or any of their respective officers, directors, employees, representatives or agents, and may participate in discussions and negotiate with such Person concerning any Sagebrush Acquisition Proposal, in each case only if and to the extent that the Board of Directors of Sagebrush has made a Sagebrush Board Determination. For purposes of this Agreement, a "Sagebrush Board Determination" means that the Board of Directors of Sagebrush shall have determined in good faith, after consultation with counsel to Sagebrush, that the taking of action or the failure to take action (or to withdraw, modify or change a recommendation) is necessary or appropriate in execution of such directors' duties under the NCBCA. It is agreed that, in light of the provisions hereof for adjusting the Exchange Ratio, no such adjustment of the Exchange Ratio shall constitute a basis for a Sagebrush Board Determination.

         6.9 Pooling; Reorganization. Sagebrush will not knowingly take any actions that would cause the transactions contemplated hereby, including the Merger, to fail to qualify for "pooling-of-interests" accounting treatment consistent with GAAP and the rules and regulations of the SEC or to be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

         6.10 State Takeover Laws. Neither Sagebrush nor any of its Subsidiaries shall take any steps to make the transactions contemplated by this Agreement subject to any Takeover Law.

         6.11 Affiliate Agreements. Sagebrush has disclosed in Section 6.11 of the Sagebrush Disclosure Document the identity of each Person, in addition to the Sagebrush Shareholders, that it reasonably believes to be an "affiliate" of Sagebrush within the meaning of Rules 144 and 145(c) of the SEC promulgated under the Securities Act. Sagebrush will cause each such Person, including the Sagebrush Shareholders, to execute and deliver to WSMP, not later than thirty days prior to the Effective Time, an Affiliate Agreement.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 Conditions to Obligations of WSMP, Sub and Sagebrush. The obligations of WSMP, Sub and Sagebrush to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective
Time:

         (a) Such parties shall have received a copy, certified by the Secretary of Sagebrush, of resolutions duly adopted (and not subsequently modified or rescinded) by the Board of Directors of

Sagebrush by the terms of which resolutions such Board of Directors shall have adopted and approved this Agreement, recommended the Merger to the shareholders of Sagebrush and directed the submission of this Agreement and the Merger to a vote of such shareholders.

         (b) Such parties shall have received a copy, certified by the Secretary of Sagebrush, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the shares of Sagebrush Common Stock present in person or represented by proxy at a meeting of the shareholders of Sagebrush, a quorum being present throughout such meeting, by the terms of which resolutions such shareholders shall have approved this Agreement and authorized the Merger.

         (c) Such parties shall have received a copy, certified by the Secretary of Sub, of resolutions duly adopted (and not subsequently modified or rescinded) by the Board of Directors of Sub by the terms of which resolutions such Board of Directors shall have adopted and approved this Agreement, recommended the Merger to WSMP, as the sole shareholder of Sub, and directed the submission of this Agreement and the Merger to a vote of such shareholder.

         (d) Such parties shall have received a copy, certified by the Secretary of WSMP, of resolutions duly adopted (and not subsequently modified or rescinded) by WSMP, as the sole shareholder of Sub, by the terms of which resolutions such sole shareholder shall have approved this Agreement and authorized the Merger.

         (e) Such parties shall have received a copy, certified by the Secretary of WSMP, of resolutions duly adopted (and not subsequently modified or rescinded) by the Board of Directors of WSMP by the terms of which resolutions such Board of Directors shall have adopted and approved this Agreement, recommended the Merger and the issuance of the Merger Consideration to the shareholders of WSMP and directed the submission of this Agreement, the Merger and the issuance of the Merger Consideration to a vote of such shareholders.

         (f) Such parties shall have received a copy, certified by the Secretary of WSMP, of resolutions duly adopted (and not subsequently modified or rescinded) by a majority of the shares of WSMP Common Stock present in person or represented by proxy at a meeting of the shareholders of WSMP, a quorum being present throughout such meeting, by the terms of which resolutions such shareholders shall have approved the issuance of the Merger Consideration hereunder; the Registration Statement shall have been declared effective by the SEC under the Securities Act; the Registration Statement shall remain effective thereunder; no "stop order" proceedings with respect to the Registration Statement shall be pending or threatened by the SEC; and the shares of WSMP Common Stock issuable as Merger Consideration shall have been approved for listing on the NASDAQ National Market.

         (g) There shall not be in effect any preliminary or permanent injunction or other order by any federal or state authority prohibiting the consummation of the Merger.

         (h) There shall have been obtained all Required Sagebrush Consents and Required WSMP Consents that, in the reasonable judgment of each of WSMP, Sub and Sagebrush, are necessary or desirable in connection with the consummation of the transactions contemplated hereby such that, were they not obtained, it would be inadvisable to proceed with the Merger.

         (i) Such parties shall have received an opinion letter from Counsel to Sagebrush, dated as of the Effective Time, in form and substance reasonably satisfactory to each of them, to the effect that (1) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, (2) the exchange in the Merger of Sagebrush Common Stock for WSMP Common Stock will not give rise to gain or loss for federal income tax purposes to the shareholders of Sagebrush with respect to such exchange (except that a shareholder who receives cash hereunder (as a result of the exercise of dissenter's rights or in lieu of a fractional share) will recognize a taxable gain or loss with respect to the shares of stock that such shareholder exchanges or is deemed to exchange for such cash consideration, and (3) no gain or loss for federal income tax purposes will be recognized by Sagebrush, WSMP or Sub in the transactions effecting the Merger, it being understood that no opinion will be given as to the federal income tax consequences to those shareholders of Sagebrush, if any, subject to special treatment under the Code.

         7.2 Conditions to Obligations of WSMP and Sub. The obligations of WSMP and Sub to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective Time:

         (a) The representations and warranties of Sagebrush and the Sagebrush Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, without consideration of any further disclosures made pursuant to Section 6.6 of this Agreement and except in such respects as would have no Material Adverse Effect on Sagebrush, as of the Effective Time (as if made at such time).

         (b) Sagebrush and the Sagebrush Shareholders shall have performed in all material respects the covenants and agreements required by this Agreement to be performed by them at or prior to the Closing.

         (c) WSMP shall have received from Sagebrush an officers' certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Sagebrush (in their capacities as such) and dated the Closing Date, confirming satisfaction of the conditions stated in paragraphs (a) and (b) above insofar as such conditions refer to Sagebrush.

         (d) WSMP shall have received from the Sagebrush Shareholders a certificate, executed by each of them and dated the Closing Date, confirming satisfaction of the conditions stated in paragraphs (a) and (b) above insofar as such conditions refer to the Sagebrush Shareholders.

         (e) Miller shall have executed and delivered to WSMP the Employment and Noncompete Agreement.

         (f) Connor shall have executed and delivered to WSMP the Consulting and Noncompete Agreement.

         (g) WSMP shall have received: (1) an opinion letter of Counsel to Sagebrush, dated the Closing , in form and substance reasonably satisfactory to WSMP, conforming to the provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.9 and 4.11(c) of this Agreement insofar as such provisions relate to matters of law as distinguished from matters of fact; (2) a "cold comfort" letter from the Auditors, dated the Closing Date, in form and substance reasonably satisfactory to WSMP, covering financial information included in the Joint Proxy Statement, Registration Statement and Prospectus; and (3) such other documents as WSMP may reasonably request, in each case reasonably satisfactory in form and substance to WSMP.

         (h) The holders of not more than 3% of the outstanding shares of Sagebrush Common Stock shall have perfected their dissenters' appraisal rights pursuant to Article 13 of the NCBCA by having given written notice of their intent to demand payment for their shares and not voting for the Merger.

         (i) WSMP shall have received Affiliate Agreements executed by each of the Sagebrush Shareholders, each of the other Persons (if any) referred to in
Section 6.11 of this Agreement and such other Persons (if any) as Counsel to WSMP might reasonably consider to be "affiliates" of Sagebrush within the meaning of Rules 144 and 145(c) of the SEC promulgated under the Securities Act.

         (j) WSMP shall have received a letter from the Auditors, dated as of the Effective Time, in form and substance reasonably satisfactory to WSMP, to the effect that the transactions contemplated hereby, including the Merger, will qualify for "pooling-of-interests" accounting treatment consistent with GAAP and the rules and regulations of the SEC if consummated in accordance with this Agreement.

         (k) The individuals whose resignations are contemplated by Section 2.4 of this Agreement shall have resigned from their positions as of the Effective Time.

         7.3 Conditions to Obligation of Sagebrush. The obligation of Sagebrush to effect the Merger shall be subject to satisfaction or waiver of the following additional conditions at or prior to the Effective Time:

         (a) The representations and warranties of WSMP and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, without consideration of any further disclosures made pursuant to Section 5.7 of this Agreement and except in such respects as would have no Material Adverse Effect on WSMP, as of the Effective Time (as if made at such time).

         (b) WSMP and Sub shall have performed in all material respects the covenants and agreements required by this Agreement to be performed by them at or prior to the Closing.

         (c) Sagebrush shall have received from WSMP an officers' certificate, executed by the President and the Chief Financial Officer of WSMP (in their capacities as such) and dated the Closing Date, confirming satisfaction of the conditions stated in paragraphs (a) and (b) above.

         (d) WSMP shall have executed and delivered to Miller the Employment and Noncompete Agreement.

         (e) WSMP shall have executed and delivered to Connor the Consulting and Noncompete Agreement.

         (f) Sagebrush shall have received: (1) an opinion letter of Counsel to WSMP, dated the Closing Date, in form and substance reasonably satisfactory to Sagebrush, conforming to the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.9 of this Agreement insofar as such provisions relate to matters of law as distinguished from matters of fact; (2) a "cold comfort" letter from the Auditors, dated the Closing Date, in form and substance reasonably satisfactory to Sagebrush, covering financial information included in the Joint Proxy Statement, Registration Statement and Prospectus; (3) an opinion letter of the Financial Advisor to Sagebrush, dated the Closing Date, in form reasonably satisfactory to Sagebrush, confirming the opinion of such firm delivered on or about the date of this Agreement, to the effect that the Merger is fair to the shareholders of Sagebrush from a financial point of view; and (4) such other documents as Sagebrush may reasonably request, in each case reasonably satisfactory in form and substance to Sagebrush.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any other provision of this Agreement and, with respect to any of subsections (a) through
(e) and (g) and (h) below, notwithstanding approval thereof by the shareholders of WSMP and the shareholders of Sagebrush:

         (a) by written consent of WSMP and Sagebrush;

         (b) by either WSMP or Sagebrush in the event of a material misrepresentation or material breach of warranty of the other party contained in this Agreement (which breach has not been cured, in the case of a breach of warranty, within thirty days following receipt of written notice thereof by the breaching party);

         (c) by either WSMP or Sagebrush in the event of a material breach of any covenant or agreement by the other party contained in this Agreement (which breach has not been cured within thirty days following receipt of written notice thereof by the breaching party);

         (d) by either WSMP or Sagebrush in the event that the Merger shall not have been consummated by 11:59 P.M., Eastern time, on April 30, 1998 (or, if earlier, by such time on the fifth day following the date on which the shareholders of Sagebrush shall have approved the Merger), provided that failure to consummate the Merger by such time is not caused by a material breach of this Agreement by the terminating party;

         (e) by either WSMP or Sagebrush in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the time specified in subsection (d) of this Section, provided that the terminating party is not then guilty of a material misrepresentation or of a material, uncured breach of a warranty, covenant or agreement as contemplated by subsections (b) and (c) of this Section;

         (f) by either WSMP or Sagebrush in the event that less than all of the shareholder approvals contemplated by Section 6.1 to be sought by Sagebrush or by Section 5.1 to be sought by WSMP, respectively, are obtained at the first meeting of shareholders convened for the purpose of obtaining such approvals;

         (g) by WSMP or Sagebrush if the Board of Directors of Sagebrush, after having made a Sagebrush Board Determination, fails to make or withdraws, modifies or changes its recommendation to the shareholders of Sagebrush that they approve this Agreement and the Merger; or

         (h) by Sagebrush or WSMP if the Board of Directors of WSMP, after having made a WSMP Board Determination, fails to make or withdraws, modifies or changes its recommendation to the shareholders of WSMP that they approve this Agreement and the Merger.

         8.2 Consequences of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 8.1, this Agreement shall immediately become void and of no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or shareholders, other than pursuant to the provisions of this Article and of Sections 3.6, 4.6, 5.4, 5.5, 6.3 and 6.4, which shall survive such termination and abandonment. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to subsection (g) of Section 8.1, not later than ten days following delivery of notice of such termination and abandonment by or to Sagebrush, Sagebrush will pay to WSMP, as liquidated damages (and not as a penalty), $1,500,000 plus the aggregate amount of its documented legal, investment banking, accounting and other out-of-pocket expenses incurred in pursuant of the Merger and other transactions contemplated by this Agreement (whether incurred before or after the date hereof). In the event of termination of this Agreement and the abandonment of the Merger pursuant to subsection (h) of Section 8.1, not later than ten days following the delivery of notice of such termination and abandonment by or to WSMP, WSMP will pay to Sagebrush, as liquidated damages (and not as a penalty), $1,500,000 plus the aggregate amount of its documented legal, investment banking, accounting and other out-of-pocket expenses incurred in pursuit of the Merger and other transactions contemplated by this Agreement (whether incurred before or after the date hereof). Any such payment of liquidated damages shall be made by wire transfer of immediately available funds to an account designated for such purpose by the terminating party in its notice of termination and abandonment. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement, except insofar as the liquidated damages provision of this Section shall relieve Sagebrush from liability for termination and abandonment pursuant solely to subsection (g) of Section 8.1 and except insofar as such liquidated damages provisions shall relieve WSMP from liability for termination and abandonment pursuant solely to subsection (h) of Section 8.1.

         8.3 Amendments; Action by the Sagebrush Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto; provided however, that no amendment executed after approval of the Merger and this Agreement by the shareholders of Sagebrush shall reduce either the number of shares of WSMP Common Stock into which each share of Sagebrush Common Stock shall be converted in the Merger or the payment terms for fractional interests.

         8.4 Waivers. To the extent permitted by applicable law and consistent with the proviso to the first sentence of Section 8.3, WSMP and Sub, on the one hand, or Sagebrush and the Sagebrush Shareholders, on the other hand, may at any time (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Survival. The representations, warranties, covenants, indemnities and other agreements of the parties made in and pursuant to this Agreement shall not survive the Closing, except for covenants and agreements that, by their terms, are to be performed after the Closing Date.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by facsimile transmission or by registered or certified mail (postage prepaid), addressed as follows (or to such other address for a party as shall be specified by like notice given at least five days prior thereto):

         if to WSMP, then to:

                                    Mr. David R. Clark
                                    President
                                    WSMP, Inc.
                                    1 WSMP Drive
                                    Claremont, North Carolina  28610
                                    Fax: (704) 459-3148

         if to Sagebrush or the Sagebrush Shareholders, or any of them, then to:

                                    Mr. L. Dent Miller
                                    President
                                    Sagebrush, Inc.
                                    3238 West Main Street
                                    Claremont, NC  28616
                                    Fax: (704) 459-0732

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if delivered personally; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next-day delivery.

         9.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 WSMP Shareholder Rights Plan. Each of the Sagebrush Shareholders represents and warrants to WSMP and Sub that neither of them is an AAcquiring Person" (as such term is defined in the Rights Agreement) and that neither the execution of this Agreement nor the consummation of the Merger will cause either of them to become an "Acquiring Person" (as so defined).

         9.5 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between and among the parties, or any of them, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (b) except for Article II and Sections 5.13, 5.14, 5.15 and 5.16, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except for assignment of all of the rights and obligations of Sub hereunder, which may be assigned without the consent of any other party so long as the assignee is a wholly-owned subsidiary of WSMP; and (d) shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which together shall constitute one agreement.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first written above.

WSMP, INC.


By: /s/ James C. Richardson, Jr.
    ----------------------------------------------
    Name: James C. Richardson, Jr.
    Title: Chief Executive Officer



SAGEBRUSH, INC.


By: /s/ L. Dent Miller
    ----------------------------------------------
    Name: L. Dent Miller
    Title: President



WSMP ACQUISITION, INC.


By: /s/ James C. Richardson, Jr.
    ----------------------------------------------
    Name: James C. Richardson, Jr.
    Title: Chief Executive Officer



The Sagebrush Shareholders:                            Sagebrush Common Stock:



/s/ L. Dent Miller                                              1,362,140 shares
--------------------------------------------------
L. Dent Miller


/s/ Charles F. Connor, Jr.                                      1,703,617 shares
--------------------------------------------------
Charles F. Connor, Jr.

                                                                     EXHIBIT 1.2

                               AFFILIATE AGREEMENT

WSMP, Inc.
1 WSMP Drive
P.O. Box 399
Claremont, NC 28610
Attention:  Mr. David R. Clark

Ladies and Gentlemen:

         This letter is being delivered to you as contemplated by Section 6.11 of that certain Agreement and Plan of Merger among WSMP, Inc. ("WSMP"), Sagebrush, Inc. ("Sagebrush"), WSMP Acquisition, Inc. ("Sub") and Messrs. L. Dent Miller and Charles F. Connor, Jr. (the "Merger Agreement"). The undersigned is a shareholder of Sagebrush and will acquire shares of common stock, no par value, of WSMP ("WSMP Stock") in the merger contemplated by the Agreement (the "Merger"). Subject to the terms and conditions of the Merger Agreement, each shareholder of Sagebrush will receive in the Merger 0.3214 shares of WSMP Stock (subject to adjustment as provided in the Merger Agreement) for each share of issued and outstanding common stock, no par value, of Sagebrush ("Sagebrush Stock"). This Affiliate Agreement evidences certain rights and obligations of the undersigned and of WSMP relative to the WSMP Stock to be received by the undersigned in the Merger (the "WSMP Shares").

         In consideration of the Merger and of the mutual covenants contained herein, the undersigned and WSMP hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that he may be deemed to be an "affiliate" of Sagebrush within the meaning of Rule 144(a)(1), and an "underwriter" within the meaning of Rule 145(c), promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Certain Restrictions. The undersigned represents and warrants to, and covenants with, WSMP as follows:

         (a) Because the distribution by the undersigned of the WSMP Shares has not been registered under the Securities Act, the undersigned will not sell, exchange, pledge, hypothecate or otherwise transfer or dispose of, in whole or in part ("Transfer"), the WSMP Shares except as permitted by the terms and conditions of this Affiliate Agreement. Without limiting the generality of the foregoing, the undersigned will not Transfer WSMP Shares except in compliance with the legend placed on the certificate(s) representing such shares pursuant to subparagraph (a) of paragraph 3 of this Affiliate Agreement.

         (b) The undersigned is aware that WSMP intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code (the "Code") for federal income tax purposes, and the undersigned agrees to treat the transaction in the same manner. The undersigned acknowledges that Section 1.368-1(b) of the regulations under the Code requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code and that this requirement will be satisfied if, taking into account all those Sagebrush shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares and who dissent from the Merger, there is no plan or intention on the part of the Sagebrush shareholders to Transfer the WSMP Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Sagebrush Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to Transfer a number of WSMP Shares that would cause the foregoing requirement not to be satisfied.

         (c) The undersigned will not Transfer or otherwise reduce his risk relative to the WSMP Shares until such time after the consummation of the Merger as financial results covering at least 30 days (or 28 days if, in the judgment of Deloitte & Touche LLP, that will preserve "pooling-of-interest" accounting treatment of the Merger) of the combined operations of WSMP and Sagebrush have been (within the meaning of SEC Accounting Series Release No. 130, as amended) filed by WSMP with the SEC or published by WSMP in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of WSMP and Sagebrush. WSMP will make such filing or publication within 30 days following the conclusion of WSMP's first 28-day accounting period following the effective time and will notify the undersigned of the same promptly thereafter. The undersigned will not, during the 30-day period prior to the consummation of the Merger, Transfer or otherwise reduce the undersigned's risk relative to the WSMP Shares.

         (d) The undersigned has read the Merger Agreement and this Affiliate Agreement with care and has discussed the requirements of such documents and their impact upon his ability to Transfer the WSMP Shares, to the extent that he believes necessary, with legal counsel of his choosing.

         3. Certain Transfer Procedures.

         (a) WSMP will issue a "stop transfer" order with respect to the WSMP Shares to the transfer agent for the WSMP Stock and will cause the following legend to be placed on the certificate(s) representing the WSMP Shares at the original issuance of such shares (and on any substitute(s) therefor issued thereafter):

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. SUCH SHARES MAY BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ("TRANSFERRED") ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF A CERTAIN AFFILIATE AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THIS CORPORATION, A COPY OF WHICH

         IS AVAILABLE UPON WRITTEN REQUEST BY THE RECORD HOLDER DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE CORPORATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IF AND TO THE EXTENT THAT (1) THEY ARE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS OR (2) THE CORPORATION HAS RECEIVED A WRITTEN LEGAL OPINION OF ITS COUNSEL OR OTHER ASSURANCE ACCEPTABLE TO THE CORPORATION IN ITS SOLE DISCRETION TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

         (b) Upon request by the undersigned, WSMP will cause the legend set forth in subparagraph (a) above to be removed by delivery of substitute certificates not bearing such legend and will rescind the "stop transfer" order referred to in subparagraph (a) if (i) one year shall have elapsed from the date that the undersigned became the beneficial owner of the WSMP Shares and the provisions of Rule 145(d)(2) are then applicable to the undersigned or (ii) two years shall have elapsed from the date that the undersigned became the beneficial owner of the WSMP Shares and the provisions of Rule 145(d)(3) are then applicable to the undersigned.

         4. Miscellaneous. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by facsimile transmission or by registered or certified mail (postage prepaid), addressed, if to WSMP, then to its Chief Financial Officer at its executive offices, and, if to the undersigned, then to the address last specified by the undersigned to WSMP. This Affiliate Agreement (a) is the complete agreement between WSMP and the undersigned concerning the subject matter hereof, except insofar as the Merger Agreement speaks to the registration of the WSMP Shares, (b) shall be governed by, and construed in accordance with, the laws of the State of North Carolina (without giving effect to principles of conflict of laws) and (c) may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same agreement.

         This Affiliate Agreement is executed as of ________________, 1999.

                                    Very truly yours,



                                    ------------------------------------
                                    Name:

Agreed:

WSMP, INC.



By:
    -------------------------------
    Name:
    Title:

                                                                     EXHIBIT 1.9

                     CONSULTING AND NONCOMPETITION AGREEMENT

         THIS CONSULTING AND NONCOMPETITION AGREEMENT (the "Agreement") is made as of the ____ day of October, 1997 between WSMP, INC., a North Carolina corporation (the "Company"), and CHARLES F. CONNOR, JR., a North Carolina resident ("Consultant");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage Consultant and Consultant desires to be engaged as a consultant upon the terms and conditions provided herein; and

         WHEREAS, as a condition precedent to the Company's obligation to consummate the transactions (the "Closing") contemplated by that certain Agreement and Plan of Merger dated as of October ___, 1997 (the "Merger Agreement") among the Company, Sagebrush, Inc. ("Sagebrush"), WSMP Acquisition, Inc., L. Dent Miller and Consultant, Consultant is required to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Consulting Services. The Company agrees to engage Consultant as a consultant and Consultant hereby accepts such engagement upon the term and conditions set forth in this Agreement. Consultant shall report to the Chief Operating Officer of the Company (or, if none exists, then the Chief Executive Officer of the Company) and shall perform such duties as the Chief Operating Officer or the Chief Executive Officer, as the case may be (the "Superior Officer"), may reasonably require.

         2. Duties. Consultant shall, to the extent requested by the Superior Officer, and at such times and places as the parties may mutually agree, (a) consult with and advise the Company on management and operation of the Company's restaurant franchising and restaurant operations business and (b) market and promote the Company's restaurant franchising and restaurant operations business (collectively, "Consulting Services").

         3. Independent Contractor. The Company and Consultant hereby agree that Consultant is an independent contractor, solely responsible for the manner and form in which he performs Consulting Services. Nothing contained herein shall be construed as creating an employer/employee, master/servant, principal/agent, partnership, joint venture or other similar kind of relationship. Consultant agrees that he will not take any action on behalf of the Company without specific instructions from, and the prior approval of, the Superior Officer, and that he does not have any right or power in any manner to bind or commit the Company to any contract or other obligation with any Person (as defined below) except upon the specific prior written approval of the Superior Officer. To the extent permitted by law, the Company shall not be liable for withholding and remitting to state, federal or local agencies any income tax withholding, FICA tax withholding or similar amount from the consulting fee paid to Consultant or for paying any other similar costs, fees, taxes or contributions associated with the relationship between the Company and Consultant.

Consultant shall not take any position on any tax return or in any litigation or administrative hearing or proceeding or in any other context that is inconsistent with this Section 3.

         4. Term. This Agreement shall terminate two years from the date of the Closing, unless it is terminated earlier in accordance with other provisions hereof.

         5. Compensation. Consultant shall be entitled to receive an annual consulting fee of $175,000 during the term of this Agreement, payable in equal bi-monthly installments.

         6. Fringe Benefits. During the term of this Agreement, Connor shall be entitled to participate in all such health or accident insurance plans, life insurance plans, major medical plans and other similar plans and arrangements of the Company as from time to time may be in effect for the benefit of the Company's, officers and employees generally, consistent with Section 3 hereof. The parties acknowledge that Consultant presently has group life coverage at the level of $450,000 face amount, and that Company's present plan does not provide for such level of coverage. The Company will use its reasonable efforts to obtain additional term coverage on Consultant, without replacing its standard plan, and subject to the Consultant's insurability.

         Except as heretofore provided, Consultant shall not be entitled to receive any fringe benefits while serving the Company during the term of this Agreement; and his only compensation from the Company, whether in cash or in kind, shall be the annual consulting fee provided for in Section 5 above.

            Following the conclusion of the Term, Consultant may continue at Consultant's own expense to participate in any such plan, as long as such participation, in the Company's reasonable opinion, does not constitute a violation of the terms of such plan, or Company's contract with any third-party provider of such plan benefits or services.

         7. Termination of this Agreement.

            (a) The Company may, by written notice to Consultant, terminate this Agreement at any time for Cause (as defined below), it being understood that no termination of this Agreement shall affect (1) Consultant's obligations under Sections 9 and 10 of this Agreement, which shall remain in full force and effect, or (2) the Company's obligation under Section 5 to pay Consultant his annual consulting fee for the remainder of the two-year term of this Agreement, except as provided in subsection (iii) hereof. The term "Cause" shall mean:

                  (i) commission of a wrongful act by Consultant that has had or will have a material adverse effect on the business, operations or financial condition of the Company;

                  (ii) willful and material failure by Consultant to perform any one or more of the duties assigned to him pursuant to this Agreement;

                           (iii) engaging in any outside activity prohibited by
                           Section 8 hereof or failing to comply with any provision of Section 9 or 10 hereof, it being understood and agreed by the parties that such activities by Consultant terminate the Company's obligation to continue paying the Consultant under
                           Section 5;

                           (iv)  conviction of a criminal offense by Consultant;
                           or

                           (v) the taking of any act, or the omission to take any act, the reasonably foreseeable result of which act or omission is to adversely affect the operations, goodwill, reputation or image of the Company.

                  (b) This Agreement shall terminate upon the death or the Company-approved of Consultant. Neither Consultant nor his estate shall be entitled to receive any severance pay in either such event.


         8. Outside Activities. During the term of this Agreement, Consultant shall serve the Company faithfully and to the best of his ability and shall devote such of his working time and energies to the furtherance of the Company's business as the Company and the Consultant may agree; provided, however, that Consultant may continue to operate and manage any restaurant in which Consultant, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as Exhibit 8 and may expand and develop such restaurants and concepts; and provided further that, while engaged hereunder, Consultant shall not engage in any activity that is detrimental to the Company or that interferes with the performance of his duties hereunder.

         9. Covenant Not to Disclose Confidential Information. During the term of this Agreement, Consultant will be placed in a position by the Company to become acquainted with confidential and privileged information of the Company and its affiliates and successors, including, but not limited to, customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulas, ideas, plans, devices or materials, and other similar matters which are confidential (any and all such information being referred to herein as "Confidential Information"). The use of Confidential Information against the Company would seriously damage the Company's business. Accordingly, Consultant agrees that during the term of this Agreement and at all times thereafter with respect to financial matters and information, and during the Restrictive Period (as defined below) with respect to all other Confidential Information:

                  (a) He shall not, directly or indirectly, use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person except by the Company's prior, express and written consent or as required by law;

                  (b) He shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and

                  (c) He has no right to apply for or to obtain any patent, copyright or other form of intellectual property protection with regard to the Confidential Information.

The term "Person" shall mean any person, firm, partnership, trust, corporation or other association (whether governmental or private). The disclosure by Consultant of Confidential Information in the bona fide conduct of his duties under Section 1 of this Agreement shall not constitute a breach of this Agreement. In further consideration of the compensation paid to him by the Company, Consultant agrees that he will promptly communicate, disclose and deliver to the Company any and all inventions, discoveries, marketing concepts and ideas, promotional ideas, trade names, trademarks and other improvements relating to devices, methods, formulas, sales and distribution concepts or processes of any nature whatsoever that are used in the business of the Company and created or developed by Consultant while engaged by the Company. The Company shall have the right, at its expense, to apply for U.S. and foreign patents and trademarks on any inventions, discoveries, trade names, trademarks and other improvements in the name of Consultant. Consultant, upon request, shall at once execute any and all documents relating to the application for and assignment to the Company of all such applications without further compensation for such assignment.

         10.      Covenant Not to Compete.

                  (a) Covenant. Consultant hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he shall not, directly or indirectly, other than on behalf of the Company, without the Company's prior, express and written consent:

                           (i) Engage in Competition (as defined below) with the Company or any of its successors or assigns; or

                           (ii) Employ or solicit the employment of any individual who is, or has been, at any time during the Restrictive Period or during the twelve complete calendar months immediately preceding the date of this Agreement, an employee of the Company.

                  (b) Definitions. As used in this Section, the following terms shall have the following meanings:

                           (i) "Business" shall mean the business conducted by the Company at the date of this Agreement, including the business of restaurant franchising, restaurant operations and food processing; excluding, however, the operation and management of any restaurant in which Consultant, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as
                           Exhibit 8.

                           (ii)  "Competition" shall mean:

                                    (1) Engaging in a business substantially similar to the Business within the Territory;

                                    (2) Assisting any Person (whether in a
                                    financial, managerial, employment, advisory or other material capacity) to engage in a business substantially similar to the Business within the Territory provided, however, that nothing herein shall preclude Consultant as a bona fide lessor from leasing restaurant property to a tenant; or

                                    (3) Owning any interest in or organizing a corporation, partnership or other business or organization which engages in a business substantially similar to the Business within the Territory; provided, however, that nothing herein shall preclude Consultant from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

                           (iii) "Restrictive Period" shall mean the term of this Agreement.

                           (iv)  "Territory" shall mean: the 25-mile radius from
                           (A) any restaurant owned or franchised directly or indirectly by the Company, (B) any food processing facility of the Company or (c) any other sites used directly or indirectly by the Company, in any such case at which Consultant assisted in the operation of the Business; and the 25-mile radius from (X) any restaurant owned or franchised directly or indirectly by Sagebrush or (Y) any other situs at which Sagebrush conducted business directly or indirectly from the date of organization of Sagebrush through the date of termination of this Agreement.

                  (c) Reasonable Exception. Should Consultant desire to invest or operate a restaurant which would constitute engaging in competition, Consultant may request the Company's consent to such investment or operation. If the proposed restaurant is of a type similar to a Sagebrush, Prime Sirloin, Western Steer, or Bennetts' restaurant concept, or any concept that the Company at the time is engaged in or has announced plans at the time to engage in, the Company may withhold its consent for any reason. If the proposed restaurant is not of one of the aforenamed concepts, then such consent shall not be unreasonably withheld.

                           The parties agree that proximity to an existing
                  Company restaurant constitutes a reasonable basis for withholding consent.

         11. Enforcement. In the event of any breach of the provisions of this Agreement, the Company, its successors and assigns, in addition to any other remedies that they may have in law or in equity, shall be entitled to any and all of the following remedies:

                  (a) It is stipulated that a breach or anticipatory breach by Consultant of Section 8, 9 or 10 of this Agreement will cause irreparable damage to the Company and that, accordingly, the Company shall be entitled to an injunction restraining Consultant from attempting to violate, violating or continuing a violation of Sections 8, 9 and 10 of this Agreement. The existence of any claim or cause of action on the part of Consultant against the Company, its successors or assigns, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of these provisions.

                  (b) The Restrictive Period shall be extended by any time period during which Consultant is in violation of any of the provisions of this Agreement.

         12. Acknowledgement of Adequate Consideration. The parties stipulate and agree that the employment of Consultant by the Company under this Agreement and the performance of the Company's obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         13. Acknowledgement of Reasonableness. Consultant has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for the Company's protection. In the event that any provision relating to the Restrictive Period and/or the Territory shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographical area such court deems reasonable and enforceable under applicable law, the time period and/or area of restriction considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period and/or Territory under this Agreement.

         14. Surrender of Books and Records. Consultant agrees that all files, documents, records, customer lists, vendor and supplier records, books, products, calculations, drawings, descriptions, designs and other materials that come into Consultant's use or possession during the term of this Agreement and that are in any way related to the Company's business shall at all times remain the property of the Company and that, upon the termination of this Agreement for any reason, Consultant shall immediately surrender to the Company all such materials.

         15. Attorneys' Fees. Should it become necessary for the Company to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, the Company shall, if it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to it, either at law or in equity. Should it become necessary for Consultant to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, Consultant shall, if he is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to him, either at law or in equity.

         16. Severability. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not effect the remaining portions of this Agreement, or any part thereof;

and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         17. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         18. Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral. This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         20. Notices. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to the Company:         WSMP, Inc.
                                    1 WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  David R. Clark

         If to Consultant:          Charles F. Connor, Jr.

                                    ------------------------------------

                                    ------------------------------------


         21. Successors, Heirs and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         22. Survival. The provisions of Sections 8, 9, 10, 11, 12 and 13 hereof shall survive the termination of this Agreement for any reason and shall remain in full force and effect.

         23. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    WSMP, INC.


                                    BY:
                                        --------------------------------
                                             NAME:
                                                   ---------------------
                                             TITLE:
                                                    --------------------


                                    CONSULTANT:

                                    CHARLES F. CONNOR, JR.

                                                                    (SEAL)
                                    --------------------------------

                                                                       EXHIBIT 8



                               Untouchables Pizza
                                 J & W Cafeteria
                                   Flapjack's
                                   Mel's Diner
                             Bethlehem Fish & Steak
                                      Mom's

                                                                    EXHIBIT 1.12

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the day of _________, 1997 between WSMP, INC., a North Carolina corporation ("Employer"), and L. DENT MILLER, a North Carolina resident ("Employee");

                              W I T N E S S E T H:

         WHEREAS, Employer desires to employ Employee and Employee desires to be so employed upon the terms and conditions provided herein; and

         WHEREAS, as a condition precedent to Employer's obligation to consummate the transactions (the "Closing") contemplated by that certain Agreement and Plan of Merger dated as of October ___, 1997 (the "Merger Agreement") among Employer, Sagebrush, Inc. ("Sagebrush"), WSMP Acquisition, Inc., Charles F. Connor, Jr. and Employee, Employee is required to execute and deliver this Agreement; and

         WHEREAS, Employer anticipates restructuring its restaurant operations into a single wholly-owned subsidiary ("Restaurant Sub");

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment. Employer agrees to employ Employee and Employee hereby accepts such employment upon the terms and conditions set forth in this Agreement. Employee shall report to the Chief Operating Officer of Employer (or, if none exists, then the Chief Executive Officer of Employer) and shall perform such duties as the Chief Operating Officer or the Chief Executive Officer, as the case may be (the "Superior Officer") may reasonably require. Employee shall become the President of Restaurant Sub upon the organization thereof and shall remain in such office unless and until his employment is terminated hereunder. Employee shall not be required to locate outside of the Claremont - Statesville area.

         2. Term. This Agreement shall terminate two years from the date of the Closing, unless it is terminated earlier in accordance with other provisions hereof.

         3. Compensation. While employed by Employer under this Agreement:

            (a) Employee shall be entitled to receive an annual base salary of $200,000, payable in equal bi-monthly installments. Any increases in Employee's base salary shall be in the discretion of the Superior Officer, subject to ratification by the Compensation Committee of the Board of Directors of Employer or, if no such Compensation Committee exists, then by the entire Board of Directors of Employer (in either case, the "Directors").

            (b) Employee shall be entitled to receive such bonuses and stock option grants as the Superior Officer shall determine from time to time in his discretion, subject to ratification by the Directors.

         4. Fringe Benefits. While employed by Employer under this Agreement:

            (a) Employee shall be reimbursed for all reasonable and necessary business expenses incurred by him on behalf of Employer, provided that he shall submit substantiation of such expenses in form acceptable to the Internal Revenue Service.

            (b) Employee shall be entitled to four weeks of vacation per year.

            (c) Employee shall be entitled to participate in all such health or accident insurance plans, life insurance plans, major medical plans and other similar plans and arrangements of Employer as may from time to time be in effect for the benefit of Employer's officers and employees generally. The parties acknowledge that Employee presently has group life coverage at the level of $450,000 face amount, and that Employer's present plan does not provide for such level of coverage. The Employer will use its reasonable efforts to obtain additional term coverage on Employee, without replacing the Employer's standard insurance plan, and subject to the Employee's insurability. Employee shall be entitled to receive such other and additional fringe benefits as may be agreed upon in writing with Employer.

            (d) Employee shall be entitled to the use of a vehicle of similar make, model and year as is presently provided to Employee by Sagebrush, Inc.

         5. Termination.

            (a) Employer may, by written notice to Employee, terminate this Agreement at any time for Cause (as defined below), it being understood that no termination of this Agreement shall affect (1) Employee's obligations under Sections 7 and 8 of this Agreement, which shall remain in full force and effect, or (2) Employer's obligation under Section 3(a) to pay Employee his annual base salary for the remainder of the two-year term of this Agreement, except as provided in subsection (iii) hereof. The term "Cause" shall mean:

                  (i) commission of a wrongful act by Employee that has had or will have a material adverse effect on the business, operations or financial condition of Employer;

                  (ii) willful and material failure by Employee to perform any one or more of the duties assigned to him in or pursuant to this Agreement;

                  (iii) engaging in any outside activity prohibited by Section 6 hereof, or failing to comply with any provision of Section 7 or 8 hereof, it being understood and agreed by the parties that such activities by the Employee terminate the Employer's obligation to continue paying the Employee under Section 3(a);

                  (iv)  conviction of a criminal offense; or

                  (v) the taking of any act, or the omission to take any act, the reasonably foreseeable result of which act or omission is to adversely affect the operations, goodwill, reputation or image of Employer.

            (b) This Agreement shall terminate upon the death of Employee if prior to the end of the term. Neither Employee nor his estate shall be entitled to receive any severance pay in either such event.

            (c) If Employee shall become subject to any Disability (as defined below), then Employer may terminate this Agreement by giving Employee written notice of termination. After such termination, Employee shall continue to receive his annual base salary for the remainder of the two-year term of this Agreement. During any period in which Employee is subject to any Disability, any compensation and bonus payments due to Employee under this Agreement shall be reduced by any payments made to Employee during such period under the terms of any disability insurance policy provided or paid for by Employer. The term "Disability" shall have the same meaning herein as in any disability insurance policy maintained by Employer on Employee's behalf; in the event that no such policy is maintained, it shall mean mental or physical impairment or incapacity rendering Employee unable to perform his essential duties under and pursuant to this Agreement with or without reasonable accommodations for a period of 120 days or more out of any 360-day period during the term of this Agreement, as determined by a licensed physician experienced in the particular area wherein the disability may be claimed and selected by the Superior Officer of Employer in his discretion and upon his initiative or upon the request of Employee or a person acting on his behalf.

         6. Outside Activities. During the term of this Agreement, Employee shall serve Employer faithfully and to the best of his ability and shall devote all of his working time and energies to the furtherance of Employer's business; provided, however, that Employee may continue to operate and manage any restaurant in which Employee, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as Exhibit 6; and provided further that Employee, while employed hereunder, shall not engage in any activity detrimental to Employer or which interferes with the performance of his duties hereunder.

         7. Covenant Not to Disclose Confidential Information. During the term of this Agreement, Employee will be placed in a position by Employer to become acquainted with confidential and privileged information of Employer and its affiliates and successors, including, but not limited to, customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulas, ideas, plans, devices or materials, and other similar matters which are confidential (any and all such information being referred to herein as "Confidential Information"). The use of Confidential Information against Employer would seriously damage Employer's business. Accordingly, Employee agrees that during the term of this Agreement and at all times thereafter with respect to financial matters and information, and during the Restrictive Period (as defined below) with respect to all other Confidential Information:

            (a) He shall not, directly or indirectly, use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person (as defined below) except by Employer's prior, express and written consent or as required by law;

            (b) He shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and

            (c) He has no right to apply for or to obtain any patent, copyright, or other form of intellectual property protection with regard to the Confidential Information.

The term "Person" shall mean any person, firm, partnership, trust, corporation or other association (whether governmental or private). The disclosure by Employee of Confidential Information in the bona fide conduct of his duties under Section 1 of this Agreement shall not constitute a breach of this Agreement. In further consideration of the salary paid to him by Employer, Employee agrees that he will promptly communicate, disclose and deliver to Employer any and all inventions, discoveries, marketing concepts and ideas, promotional ideas, trade names, trademarks and other improvements relating to devices, methods, formulas, sales and distribution concepts or processes of any nature whatsoever that are used in the business of Employer and created or developed by Employee while in the employ of Employer. Employer shall have the right, at its expense, to apply for U.S. and foreign patents and trademarks on any inventions, discoveries, trade names, trademarks and other improvements in the name of Employee. Employee, upon request, shall at once execute any and all documents relating to the application for and assignment to Employer of all such applications without further compensation for such assignment.

         8. Covenant Not to Compete.

            (a) Covenant. Employee hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he shall not, directly or indirectly, other than on behalf of Employer, without Employer's prior, express and written consent:

                  (i) Engage in Competition (as defined below) with Employer or any of its successors or assigns; or

                  (ii) Employ or solicit the employment of any individual who is, or has been, at any time during the Restrictive Period or during the twelve complete calendar months immediately preceding the date of this Agreement, an employee of Employer.

            (b) Definitions. As used in this Section, the following terms shall have the following meanings:

                  (i) "Business" shall mean the business conducted by Employer at the date of this Agreement, including the business of restaurant franchising, restaurant operations and food processing; excluding, however, the operation and management of any restaurant in which Employee, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as
                  Exhibit 6.


                  (ii)  "Competition" shall mean:

                           (1) Engaging in a business substantially similar to the Business within the Territory;

                           (2) Assisting any Person (whether in a financial, managerial, employment, advisory or other material capacity) to engage in a business substantially similar to the Business within the Territory; provided, however, that nothing herein shall preclude Employee as a bona fide lessor from leasing restaurant property to a tenant; or

                           (3) Owning any interest in or organizing a corporation, partnership, or other business or organization which engages in a business substantially similar to the Business within the Territory; provided, however, that nothing herein shall preclude Employee from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

                  (iii) "Restrictive Period" shall mean the period from the date of this Agreement through the date that is exactly two years after the date of termination of this Agreement.

                  (iv) "Territory" shall mean: the 25-mile radius from (A) any restaurant owned or franchised directly or indirectly by the Company, (B) any food processing facility of the Company or
                  (c) any other situs used directly or indirectly by the Company, in any such case at which Employee assisted in the operation of the Business; and the 25-mile radius from (X) any restaurant owned or franchised directly or indirectly by Sagebrush or (Y) any other situs at which Sagebrush conducted business directly or indirectly from the date of organization of Sagebrush through the date of termination of this Agreement.

             (c) Reasonable Exception. Should Employee desire to invest or operate a restaurant which would constitute engaging in competition, Employee may request the Employer's consent to such investment or operation. If the proposed restaurant is of a type similar to a Sagebrush, Prime Sirloin, Western Steer, or Bennetts' restaurant concept, or any concept that the Employer at the time is engaged in or has announced plans at the time to engage in, the Employer may withhold its consent for any reason. If the proposed restaurant is not of one of the aforenamed concepts, then such consent shall not be unreasonably withheld.

                 The parties agree that proximity to an existing Employer
             restaurant constitutes a reasonable basis for withholding consent.


         9. Enforcement. In the event of any breach of the provisions of this Agreement, Employer, its successors and assigns, in addition to any other remedies that they may have in law or in equity, shall be entitled to any and all of the following remedies:

             (a) It is stipulated that a breach or anticipatory breach by Employee of Section 6, 7 or 8 of this Agreement will cause irreparable damage to Employer and that, accordingly, Employer shall be entitled to an injunction restraining Employee from attempting to violate, violating or continuing a violation of Sections 6, 7 and 8 of this Agreement. The existence of any claim or cause of action on the part of Employee against Employer, its successors or assigns, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of these provisions.

             (b) The Restrictive Period shall be extended by any time period during which Employee is in violation of any of the provisions of this Agreement.

         10. Acknowledgement of Adequate Consideration. The parties stipulate and agree that the employment of Employee by Employer under this Agreement and the performance of Employer's obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         11. Acknowledgement of Reasonableness. Employee has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for Employer's protection. In the event that any provision relating to the Restrictive Period and/or the Territory shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographical area such court deems reasonable and enforceable under applicable law, the time period and/or area of restriction considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period and/or Territory under this Agreement.

         12. Surrender of Books and Records. Employee agrees that all files, documents, records, customer lists, vendor and supplier records, books, products, calculations, drawings, descriptions, designs and other materials which come into Employee's use or possession during the term of this Agreement and that are in any way related to Employer's business shall at all times remain the property of Employer and that, upon the termination of this Agreement for any reason, Employee shall immediately surrender to Employer all such materials.

         13. Attorneys' Fees. Should it become necessary for Employer to institute legal proceedings as a result of the breach of any terms or covenants contained in this Agreement, Employer shall, if it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to the prevailing party, either at law or in equity. Should it become necessary for Employee to institute legal proceedings as a result of the breach of any terms or covenants contained in this Agreement, Employee shall, if he is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to the prevailing party, either at law or in equity.

         14. Severability. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not effect the remaining portions of this Agreement, or any part thereof; and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         15. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         16. Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral. This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         18. Notices. Any notice that may be given hereunder shall be in writing and shall be deemed to have given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to Employer:            WSMP, Inc.
                                    1 WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  David R. Clark



         If to Employee:            L. Dent Miller

                                    --------------------------------------

                                    --------------------------------------


         19. Successors, Heirs and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         20. Survival. The provisions of Sections 6, 7, 8, 9, 10 and 11 hereof shall survive the termination of this Agreement for any reason and shall remain in full force and effect.

         21. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    EMPLOYER:

                                    WSMP, INC.


                                    BY:
                                       -----------------------------------
                                             NAME:
                                                  ------------------------
                                             TITLE:
                                                   -----------------------


                                    EMPLOYEE:

                                    L. DENT MILLER


                                                                    (SEAL)
                                    --------------------------------

                                                                       EXHIBIT 6



                               Untouchables Pizza
                                J & W Cafeteria
                                   Flapjack's
                                  Mel's Diner
                             Bethlehem Fish & Steak
                                     Mom's

                                                                     EXHIBIT 2.1

                               ARTICLES OF MERGER
                                       OF
                             WSMP ACQUISITION, INC.
                                  WITH AND INTO
                                 SAGEBRUSH, INC.

         Sagebrush, Inc., a North Carolina corporation ("Sagebrush"), hereby executes these Articles of Merger for the purpose of merging WSMP Acquisition, Inc., a North Carolina corporation ("Sub") with and into Sagebrush.

         1. APPROVAL OF PLAN OF MERGER. With respect to both Sagebrush and Sub, shareholder approval was required for the Merger, and the following Plan of Merger was approved by their respective shareholders as required by Chapter 55 of the North Carolina General Statutes:

                                 PLAN OF MERGER

         A.       Parties to the Merger.

                  Sub shall be merged with and into Sagebrush, and Sagebrush shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the filing of Articles of Merger with the Secretary of State of the State of North Carolina (the "Effective Time").

         B.       Name of Surviving Corporation.

                  After the Merger, the name of the Surviving Corporation shall be "Sagebrush, Inc."

         C.       The Merger.

                  Upon the Merger becoming effective, the corporate existence of Sub shall cease, and the corporate existence of Sagebrush shall continue. All of the purposes, objects, rights, privileges, powers and franchises of Sagebrush shall continue unaffected and unimpaired by the Merger.

         D.       Conversion and Exchange of Shares.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of Sagebrush common stock or the holder of any share of Sub common stock:

                  (1) Each issued and outstanding share of Sagebrush common stock (other than any share as to which dissenter's appraisal rights have been perfected) shall be converted into * share of common stock, no par value, of WSMP, Inc., a North Carolina corporation ("WSMP"), plus cash in lieu of any fractional shares in an amount equal to such fraction multiplied by * per share. Each share of WSMP common stock issued in the Merger shall be issued together with one preferred stock purchase right in accordance with the terms and conditions of the Rights Agreement dated September 2, 1997 between WSMP and the American Stock Transfer & Trust Company, as amended to the date of this Agreement and Plan of Merger to which this
                  Exhibit 2.1 is attached.

                  (2) Each issued and outstanding share of Sub common stock shall be converted into one share of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

                  (3) Each holder of a certificate representing shares to be converted or exchanged in the Merger shall promptly surrender such certificate after the Effective Time.

         E.       Charter Documents, Directors and Officers.

                  At the Effective Time:

                  (1) Article 2 of the Amended and Restated Articles of Incorporation shall be amended to read in full as follows:
                           "ARTICLE 2: The total number of shares of stock that the Corporation shall be authorized to issue is 1,000 shares of common stock of no par value."
                  The Amended and Restated Articles of Incorporation of Sagebrush, as in effect immediately prior to the Effective Time, amended as provided in the preceding sentence, shall be the Articles of Incorporation of the Surviving Corporation unless and until amended in the manner provided by law and by such Amended and Restated Articles of Incorporation.

                  (2) The Bylaws of Sagebrush, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation unless and until amended or repealed in the manner provided by law, by the Articles of Incorporation of the Surviving Corporation and by such Bylaws.

                  (3) At and after the Effective Time, the directors of WSMP at the Effective Time shall be the directors of the Surviving Corporation.

                  (4) At and after the Effective Time, the officers of the Surviving Corporation shall be as follows: L. Dent Miller, President; James C. Richardson, Jr., Vice President and Assistant Secretary; David R. Clark, Vice President and Assistant Secretary; and Matthew V. Hollifield, Treasurer and Secretary.

         2. EFFECTIVE DATE OF MERGER. The Merger shall become effective upon the filing of these Articles of Merger with the Secretary of State of the State of North Carolina.

         These Articles of Merger executed as of _____________, 1997.

                                    SAGEBRUSH, INC.


                                    By:
                                       --------------------------------
                                       L. Dent Miller
                                       President



* To be completed to reflect the applicable amounts determined pursuant to the Agreement and Plan of Merger to which this Exhibit 2.1 is attached.


                                       3